                                                                   EXHIBIT 10.12



THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AND INTERCREDITOR AGREEMENT DEFINED BELOW) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF EVEN DATE HEREWITH BY AND AMONG THE BORROWER (AS DEFINED BELOW), THE SUBORDINATED AGENT (AS DEFINED BELOW), AND THE SENIOR AGENT (AS DEFINED THEREIN).

================================================================================

                                                             [EXECUTION VERSION]





                           SUBORDINATED LOAN AGREEMENT

                                      AMONG

                            SIERRA WELL SERVICE, INC.
                                   AS BORROWER


                     THE SUBORDINATED LENDERS NAMED IN THIS
                                   AGREEMENT,
                             AS SUBORDINATED LENDERS


                                       AND

                     JOINT ENERGY DEVELOPMENT INVESTMENTS II
                               LIMITED PARTNERSHIP
                                    AS AGENT


                           DATED AS OF MARCH 31, 1999



                     $25,000,000 SUBORDINATED LOAN FACILITY

================================================================================

                                TABLE OF CONTENTS


ARTICLE 1

     DEFINITIONS.................................................................1
     Section 1.1       Certain Definitions.......................................1
     Section 1.2       Accounting Principles....................................10

ARTICLE 2

     AMOUNT AND TERM OF THE SUBORDINATED LOAN...................................11
     Section 2.1       Subordinated Loan........................................11
     Section 2.2       Repayment Obligations; Prepayments.......................11
     Section 2.3       Payments and Computations................................12
     Section 2.4       Interest.................................................13
     Section 2.5       Subordinated Notes.......................................14
     Section 2.6       Taxes....................................................14
     Section 2.7       Increased Costs..........................................15
     Section 2.8       Illegality...............................................16

ARTICLE 3

     CONDITIONS OF CLOSING......................................................16

ARTICLE 4

     REPRESENTATIONS AND WARRANTIES.............................................19
     Section 4.1       Corporate Existence......................................19
     Section 4.2       Corporate Power and Authorization........................19
     Section 4.3       Binding Obligations......................................19
     Section 4.4       No Legal Bar Or Resultant Lien...........................20
     Section 4.5       No Consent...............................................20
     Section 4.6       Financial Condition......................................20
     Section 4.7       Liabilities..............................................20
     Section 4.8       Litigation...............................................20
     Section 4.9       Taxes; Governmental Charges..............................20
     Section 4.10      Ownership of Property; Liens; Leases of Equipment........21
     Section 4.11      Intellectual Property....................................21
     Section 4.12      Defaults.................................................21
     Section 4.13      Casualties; Taking of Properties.........................21
     Section 4.14      Margin Stock.............................................22
     Section 4.15      Location of Business and Offices.........................22

     Section 4.16      Compliance with the Law..................................22
     Section 4.17      No Material Misstatements................................22
     Section 4.18      ERISA....................................................23
     Section 4.19      Environmental Matters....................................23
     Section 4.20      Subsidiaries; Partnerships...............................24
     Section 4.21      Certain Fees.............................................24
     Section 4.22      Purpose of Loans.........................................25
     Section 4.23      Support and Security Documents...........................25
     Section 4.24      Employment...............................................25
     Section 4.25      Year 2000 Compliance.....................................25
     Section 4.26      Insurance................................................26
     Section 4.27      Hedging Agreements.......................................26
     Section 4.28      Capital Stock............................................27

ARTICLE 5

     AFFIRMATIVE COVENANTS......................................................27
     Section 5.1       Financial Statements and Reports.........................27
     Section 5.2       Certificates of Compliance...............................28
     Section 5.3       Accountants' Certificate.................................28
     Section 5.4       Taxes Other Liens........................................28
     Section 5.5       Compliance with Laws.....................................29
     Section 5.6       Further Assurances.......................................29
     Section 5.7       Insurance................................................29
     Section 5.8       Accounts and Records.....................................29
     Section 5.9       Right of Inspection......................................29
     Section 5.10      Notice of Certain Events.................................30
     Section 5.11      ERISA Information and Compliance.........................30
     Section 5.12      Environmental Reports and Notices........................30
     Section 5.13      Maintenance..............................................30
     Section 5.14      New Subsidiary...........................................31
     Section 5.15      Performance on Borrower's Behalf.........................31
     Section 5.16      Change of Principal Place of Business....................31
     Section 5.17      New Bank Accounts........................................31
     Section 5.18      Year 2000 Compliant......................................32

ARTICLE 6

     NEGATIVE COVENANTS.........................................................33
     Section 6.1       Liens....................................................33
     Section 6.2       Mergers..................................................33
     Section 6.3       Indebtedness and Other Obligations.......................33
     Section 6.4       Dividends; Compensation..................................34

     Section 6.5       Investments................................................34
     Section 6.6       Sale or Discount of Receivables............................35
     Section 6.7       Nature of Business.........................................35
     Section 6.8       Amendment of Articles of Incorporation or Bylaws...........35
     Section 6.9       Asset Sales................................................35
     Section 6.10      Transactions with Affiliates...............................35
     Section 6.11      Partnerships...............................................36
     Section 6.12      Subsidiaries...............................................36
     Section 6.13      Equity Proceeds............................................36
     Section 6.14      Public Disclosures.........................................36
     Section 6.15      Limitation on Payment Restrictions Affecting Subsidiaries..36
     Section 6.16      Fixed Charge Coverage Ratio................................37

ARTICLE 7

     EVENTS OF DEFAULT............................................................37
     Section 7.1       Events of Default..........................................37
     Section 7.2       Acceleration...............................................39
     Section 7.3       Default Interest...........................................39
     Section 7.4       Other Subordinated Loan Documents..........................40
     Section 7.5       Right of Setoff............................................40
     Section 7.6       Cumulative Remedies........................................40
     Section 7.7       Application of Payments....................................40

ARTICLE 8

     THE SUBORDINATED AGENT.......................................................41
     Section 8.1       Authorization and Action...................................41
     Section 8.2       Subordinated Agent's Reliance, Etc.........................41
     Section 8.3       The Subordinated Agent and Its Affiliates..................42
     Section 8.4       Subordinated Lender Loan Decision..........................42
     Section 8.5       Indemnification............................................42
     Section 8.6       Successor Subordinated Agent...............................43

ARTICLE 9

     MISCELLANEOUS................................................................44
     Section 9.1       Interpretation and Survival of Provisions..................44
     Section 9.2       Costs, Expenses and Taxes..................................44
     Section 9.3       No Waiver; Modifications in Writing........................47
     Section 9.4       Binding Effect; Assignment.................................47
     Section 9.8       Communications.............................................50
     Section 9.9       Interest...................................................50

     Section 9.10      Governing Law..............................................51
     Section 9.11      WAIVER OF JURY TRIAL.......................................51
     Section 9.12      LIMITATION ON DAMAGES......................................51
     Section 9.13      Execution in Counterparts..................................51

EXHIBITS:

Exhibit A              -     Form of Subordinated Note

Exhibit 5.1(a)         -     Consolidating Schedules
Exhibit 5.1(d)         -     Budget Requirements
Exhibit 5.2            -     Form of Compliance Certificate

SCHEDULES:

Schedule 4.7           -     Liabilities
Schedule 4.8           -     Litigation
Schedule 4.10          -     Certain Assets; Permitted Liens
Schedule 4.19          -     Environmental
Schedule 4.20(a)       -     Subsidiaries
Schedule 4.20(b)       -     Partnerships; Joint Ventures
Schedule 4.26          -     Insurance
Schedule 4.27          -     Hedging Arrangements
Schedule 4.28          -     Capital Stock
Schedule 6.3           -     Certain Indebtedness
Schedule 6.9           -     Excluded Asset Sales

                           SUBORDINATED LOAN AGREEMENT

         This Subordinated Loan Agreement (the "Subordinated Loan Agreement") is made and entered into as of March 31, 1999, among SIERRA WELL SERVICE, INC., a Delaware corporation, as borrower, the SUBORDINATED LENDERS, as defined below, and JOINT ENERGY INVESTMENTS II LIMITED PARTNERSHIP, a Delaware limited partnership, as agent for the Subordinated Lenders ("Subordinated Agent").

         The Loan Agreement dated September 30, 1997 (the "Original Loan Agreement") was entered into between the Borrower and Joint Energy Development Investments Limited Partnership ("JEDI"). The Original Loan Agreement was assigned to Joint Energy Development Investments II Limited Partnership ("JEDI II") from JEDI pursuant to the Notice of Assignment and Amendment. In conjunction with the restructuring of the Borrower's capital structure, the Borrower, the Subordinated Lenders and the Subordinated Agent have agreed to amend, restate, and convert the Original Loan Agreement into two separate loan facilities: (1) this Subordinated Loan Agreement and (2) the Senior Loan Agreement dated as of even date herewith among the Borrower, the Senior Lenders identified therein, and the Senior Agent (the "Senior Loan Agreement").

         In consideration of the mutual covenants and agreements herein contained and of the loans hereinafter referred to, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1       Certain Definitions.

         As used in this Agreement the following terms shall have the following meanings:

         "Acquisition" shall mean any direct or indirect acquisition, whether in one or more related transactions, of all or substantially all of the assets, liabilities, or securities of a Person, a division or business unit of a Person, or any related group of the foregoing.

         "Advance" shall mean the outstanding principal from a Subordinated Lender which represents such Subordinated Lender's Pro Rata Share of the Subordinated Loan.

         "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that no Person which would otherwise be an Affiliate of Enron Capital & Trade Resources Corp. if not for this proviso shall be considered as an Affiliate of the Borrower or its Subsidiaries.

         "Auction Package" means the auction of various vehicles and miscellaneous obsolete equipment on or before May 31, 1999 in an amount not to exceed $150,000.

         "Basic Documents" shall mean, collectively, the Subordinated Loan Documents and the Equity Documents.

         "Board of Directors" shall mean the Board of Directors of SWRH, SWRI or the Borrower, as applicable, or any committee thereof duly authorized to act on behalf of the applicable Board of Directors.

         "Borrower" shall mean Sierra Well Service, Inc., a Delaware corporation.

         "Business Day" shall mean any day other than Saturday, Sunday, or a day on which banking institutions in New York City are not required to open for business.

         "Capital Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Capitalized Lease Obligation" shall mean the amount of the liability under any Capital Lease that, in accordance with GAAP, is required to be capitalized and reflected as a liability on the balance sheet.

         "Capital Stock" of any Person shall mean any and all shares, interests, participations, or other equivalents (however designated) of, or rights or warrants, or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "Change of Control" shall mean (i) the occurrence of any time when H.H. Wommack III ever owns less than 51% of the voting securities of SWRH, (ii) any time at which a wholly owned subsidiary of SWRH ceases to be the general partner of Southwest Partners II, L.P. and Southwest Partners III, L.P., or (iii) any time at which SWRH, SWRI, Southwest Partners II, L.P. and Southwest Partners III, L.P. collectively own less than 45% of the voting securities of the Borrower, or (iv) during any period of twelve (12) consecutive months beginning with and after the Effective Date, the individuals who at the beginning of such twelve (12) month period were directors of SWRH, or of the Borrower, shall cease for any reason to constitute a majority of the Board of Directors of either SWRH or the Borrower at any time during such period; provided, however, that "Change of Control" shall not include any change of control occasioned by any of the Senior Loan Documents, the Subordinated Loan Documents or the Equity Documents.

         "Change of Management" shall mean the occurrence of any time when H.H. Wommack III ceases to act as chief executive officer of SWRH, whether in the capacity of President or Chairman.

         "Closing Date" shall mean the date upon which each of the conditions precedent contained in Article 3 have been either (a) satisfied in full to the Subordinated Agent's satisfaction or (b) waived by the Subordinated Agent in its sole discretion; provided that in no event shall the Closing Date be a date occurring after May 15, 1999.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, any successor statute, and the rules and regulation thereunder.

         "Collateral" shall mean any real or personal property which may now or hereafter be subject to a Lien securing the Subordinated Loan Obligations, including the Liens granted by the Borrower concurrently with the execution of this Subordinated Loan Agreement for the benefit of the Subordinated Lenders.

         "Commitment" shall mean, for any Subordinated Lender, such Subordinated Lender's commitment to make its Pro Rata Share of the Subordinated Loan pursuant to the terms of this Subordinated Loan Agreement in an aggregate outstanding amount not to exceed the Subordinated Lender's Maximum Commitment.

         "Common Stock" shall mean the common stock, no par value per share, of the Borrower or such other Capital Stock or other securities as shall constitute the common equity of the Company.

         "Debt/Lease Service" means, with respect to the Borrower and its Subsidiaries and for any period of its determination, the sum of (a) the aggregate amount of consolidated principal payments that became due and payable or that were paid on account of long-term Indebtedness of the Borrower and its Subsidiaries during such period, including any such amounts related to the Capital Leases of the Borrower and its Subsidiaries, plus (b) the aggregate consolidated lease expense of the Borrower and its Subsidiaries that became due and payable or that was paid during such period, plus (c) the aggregate consolidated interest expense of the Borrower and its Subsidiaries that became due and payable or that was paid during such period, plus (d) the consolidated Capital Expenditures of the Borrower and its Subsidiaries during such period. In clarification of the foregoing, any interest amount deferred pursuant to Section 2.4(b) of the Subordinated Loan Agreement shall not be included in clause (c) of this definition until the earlier of (i) the date such interest amount becomes due and payable or (ii) the date such interest amount is paid.

         "Default" shall mean any event which is, or after notice or passage of time, or both, would be, an Event of Default.

         "Default Rate" shall mean, for the applicable period, a per annum interest rate equal to the applicable interest rate on the outstanding principal balance of the respective Subordinated Notes as set forth in Section 2.6(c) for such period plus 3.00% per annum.

         "EBITDA" means, with respect to any Person and for any period of its determination, the consolidated net income of such Person for such period, plus the consolidated interest expense, income taxes, and depreciation and amortization of such Person for such period, in each case excluding (a) unrealized gains or losses with respect to such Person's investment portfolio,
(b) any extraordinary gains or losses, (c) any gains or losses on the sale of fixed assets, and (d) any non-cash impairments of assets.

         "Effective Date" shall mean the date of this Subordinated Loan
Agreement.

         "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or its Subsidiaries are conducting or at any time have conducted business, or where any property of the Borrower or its Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Borrower or its Subsidiaries are located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "oil" has the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste," "disposal" and "disposed" have the meanings specified in RCRA; provided, however, if either CERCLA, RCRA or OPA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the state in which any property of the Borrower or its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply with respect to such property.

         "Equipment" shall mean all of Borrower's and its Subsidiaries' present and future owned or leased fixtures, equipment, mobile equipment, vehicles, interstate commercial vehicles, workover rigs and inventory comprised of such items, wherever located, including Vehicles, tongs, hooks, tubing elevators, pumps, pipes, engines, containers, tires, parts inventory, and other oil-field service equipment, and all parts thereof and all accessions and additions thereto.

         "Equity Documents" shall mean the Securities Purchase Agreement between the Borrower and JEDI II dated as of the Effective Date, the Certificate of Designation of Preferred Stock - Series A, the Certificate of Designation of Preferred Stock - Series B, the Certificate of Designation of Preferred Stock - Series C, and the Stockholders' Agreement, and Registration Rights Agreement, each as defined therein.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute, and the rules and regulations thereunder.

         "Event of Default" shall have the meaning specified in Section 7.1.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Subordinated Agent from three Federal funds brokers of recognized standing selected by it.

         "Final Maturity Date" shall mean June 30, 2004.

         "Financial Statements" shall mean consolidated balance sheets, statements of operation and statements of cash flow, the consolidating schedules used to prepare the same and, on an annual basis, appropriate footnotes prepared in accordance with GAAP.

         "Financing Statement" shall mean any document executed by either the Borrower or any of its Subsidiaries required to perfect the pledge or security interest granted by the Subordinated Loan Parties in any of the Collateral.

         "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in preceding periods.

         "Governmental Authority" shall mean any (domestic or foreign) federal, native American Indian, state, province, county, city, municipal, or other political subdivision or government, department, commission, board, bureau, court, agency, or any other instrumentality of any of them, which exercises jurisdiction over the Borrower, any of its Subsidiaries, or any of their respective property.

         "Guaranteed Debt" of any Person shall mean, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such

Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such Person in respect of leasehold interests assigned by such Person to any other Person.

         "Guaranty" shall mean any present or future guaranty in favor of the Subordinated Agent for the benefit of the Subordinated Lenders guaranteeing the payment and performance of the Subordinated Loan Obligations.

         "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, (ii) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all indebtedness referred to in (but not excluded from) clause (i), (ii), (iii), or (iv) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (vi) all Guaranteed Debt of such Person, (vii) all Redeemable Capital Stock that has any redemptions, dividend payments, or other obligations that are or could become due before the Final Maturity Date issued by such Person.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under any applicable version of the Uniform Commercial Code in effect from time to time or any comparable law of any jurisdiction in respect of any of the foregoing).

         "Majority Subordinated Lenders" shall mean, at any time, Subordinated Lenders holding more than 50% of the then aggregate unpaid principal amount of the Subordinated Loan at such time.

         "Material Adverse Effect" shall mean any circumstances or events which could (i) have a material adverse effect on the assets or properties, liabilities, financial condition, business, operations, affairs, or circumstances of the Borrower from the facts represented or warranted in any Subordinated Loan Document or Equity Document (other than any representation or warranty related solely to a different point in time), or
(ii) materially impair the ability of the Borrower to carry out its business as it exists on the date of this Subordinated Loan Agreement or proposed at the date of this Subordinated Loan Agreement to be conducted or to meet its obligations under the Subordinated Loan Documents or Equity Documents on a timely basis.

         "Maximum Rate" shall mean, at any particular time in question, the maximum rate of interest which under applicable law may then be charged on the Subordinated Notes. If such maximum rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to the Borrower from time to time as of the effective date of each change in such maximum rate.

         "Mortgages" shall mean (a) such Security Documents requested by the Subordinated Agent in form and substance satisfactory to the Subordinated Agent which shall replace and/or amend and restate the existing Deeds of Trust, Security Agreements, and Fixture Filings, and Mortgages, Security Agreements, and Fixture Filings executed in connection with the Original Loan Agreement, and
(b) any present or future deeds of trust, mortgages, or similar agreements made by the Borrower or any Subsidiary, granting a first and prior lien and security interest, subject only to Permitted Liens, in all real property, fixtures and improvements owned by the respective Subordinated Loan Parties, including any leasehold estate in real property, fixtures and improvements, in favor of the Subordinated Agent for the benefit of the Subordinated Lenders securing the Subordinated Loan Obligations.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Payment Date" shall mean the last Business Day of each March, June, September, and December following the Effective Date until the Final Maturity Date.

         "Permitted Lien" shall mean (i) Liens disclosed in Schedule 4.10, (ii) ad valorem taxes not yet due and payable, laborers', vendors', repairmen's, mechanics', worker's, or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings, (iii) minor irregularities in title to real property which do not materially interfere with the occupation, use and enjoyment by the Borrower or any Subsidiary of any of their respective properties in the normal course of business as presently conducted or materially impair the value thereof for such business, (iv) Liens securing the Senior Loan Obligations (as defined in the Senior Loan Agreement).

         "Person" shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or Government Authority.

         "Plan" shall mean any plan subject to Title IV of ERISA and maintained by the Borrower or any Subsidiary, or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of their employees.

         "Pledge Agreements" shall mean the Pledge Agreements dated as of the Effective Date, made by each of the Pledgors in favor of the Subordinated Agent for the benefit of the Subordinated Lenders pledging the Capital Stock of the Borrower owned by the Pledgors to the Subordinated Agent for the benefit of the Subordinated Lenders.

         "Pledgors" shall man (a) Southwest Partners II, L.P., a Delaware limited partnership, (b) Southwest Partners III, L.P., a Delaware limited partnership, (c) Joey D. Fields, and (d) Dave W. Harrison.

         "Pro Rata Share" shall mean, with respect to any Subordinated Lender,
(i) while no Advances are outstanding, the ratio (expressed as a percentage) of such Subordinated Lender's Maximum Commitment, at any given time, to the total of the Maximum Commitments at such time and (ii) while Advances are outstanding, the the ratio (expressed as a percentage) outstanding principal amount of Advances of such Subordinated Lender at such time to the aggregate outstanding amount of Advances at such time.

         "Redeemable Capital Stock" of any Person means any Capital Stock of such Person or any Subsidiary of such Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise,
(i), is, or upon the happening of an event or passage of time would be, required to be redeemed on or prior to the Final Maturity Date, or (ii) is redeemable at the option of the holder thereof at any time prior to the Final Maturity Date, or (iii) is convertible into or exchangeable for debt securities at any time prior to the Final Maturity Date.

         "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By- laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, domestic or foreign, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean the chief executive officer, president, executive vice president, general counsel, treasurer, or corporate secretary of the Borrower or any of its Subsidiaries, as the case may be.

         "Security Agreements" shall mean (a) the Security Agreement dated as of the Effective Date, made by the Borrower, in favor of the Subordinated Agent for the benefit of the Subordinated Lenders as security for the payment or performance of the Subordinated Loan Obligations and (b) any future security agreements made by the Borrower or any of the Subsidiaries, granting a first and prior security interest in all of the assets and properties of the Subordinated Loan Parties, in favor of the Subordinated Agent for the benefit of the Subordinated Lenders as security for the payment or performance of the Subordinated Loan Obligations.

         "Security Documents" shall mean this Subordinated Loan Agreement, the Senior Loan Agreement, the Mortgages, the Financing Statements, the Pledge Agreements, the Security Agreement, the Financing Statements, the Guaranties, the Bank Account Letter and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, the Subsidiaries, or any other Person as security or support for the payment or performance of the Subordinated Loan Obligations.

         "Senior Loan Documents" shall have such meaning as defined in the Senior Loan Agreement.

         "Structuring Fee Agreements" means (a) the letter agreement dated as of even date herewith between the Borrower and ECT Securities Limited Partnership and (b) the letter agreement dated as of even date herewith between the Borrower and JEDI II.

         "Subordinated Agent's Account" shall mean the account located in New York specified by the Subordinated Agent as the Subordinated Agent's Account shall by written notice to the Borrower.

         "Subordinated Lenders" shall mean the Subordinated Lenders listed on the signature pages of this Subordinated Loan Agreement and each assignee that shall become a party to this Subordinated Loan Agreement pursuant to Section 9.4.

         "Subordinated Lender's Account" shall mean, for any Subordinated Lender, the account specified by such Subordinated Lender as its Subordinated Lender's Account by notice in writing to the Subordinated Agent.

         "Subordinated Loan" shall mean the loan evidenced by this Subordinated Loan Agreement consisting of the Advances by the Subordinated Lenders.

         "Subordinated Loan Documents" shall mean, collectively, the Subordinated Loan Agreement, the Subordinated Notes, the Structuring Fee Agreement, the Guaranty, the Security Documents, the Subordination Agreement, and all other documents, agreements, and other instruments executed in connection with the Subordinated Loan Agreement.

         "Subordinated Loan Obligations" shall mean all principal, interest, fees, reimbursements, indemnifications, and other amounts or obligations now or hereafter owed or performable by the Subordinated Loan Parties under the Subordinated Loan Documents.

         "Subordinated Loan Parties" shall mean the Borrower and the Subsidiaries.

         "Subordinated Note" shall mean a promissory note in substantially the form of Exhibit A made by the Borrower and payable to the order of any Subordinated Lender evidencing indebtedness of the Borrower to such Subordinated Lender resulting from the Subordinated Loan.

         "Subordination Agreement" shall mean the Subordination and Intercreditor Agreement dated as of even date herewith among the Borrower, the Subordinated Agent, and the agent for the lenders under the Senior Loan Agreement.

         "Subsidiary" shall mean as to any Person, a corporation, partnership, or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Subordinated Loan Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "SWRH" shall mean Southwest Royalties Holdings, Inc., a Delaware corporation.

         "SWRI" shall mean Southwest Royalties, Inc., a Delaware corporation.

         "Vehicles" means all of Borrower's present and future owned or leased crew cabs, pick-ups, vans, trucks, automobiles, tractors, trailers, and other mobile equipment.

         Section 1.2       Accounting Principles.

                           (a) The Borrower shall not, and shall not permit any
of its Subsidiaries to, materially change any method of accounting employed in the preparation of their Financial Statements from the methods employed in the preparation of the audited consolidated Financial Statements dated as of December 31, 1998, unless required to conform to GAAP or approved in writing by the Subordinated Agent.

                           (b) Except as expressly provided for in this
Subordinated Loan Agreement, all accounting terms, definitions, ratios, and other tests described herein shall be construed in accordance with GAAP with the same basis applied in the Financial Statements described in paragraph (a) above.

                           (c) When the Financial Statements or financial
results of any group of Persons are described as "combined," that reference is to the financial statements or financial results of such Persons, but not their Subsidiaries, taken together on a combined basis after eliminating significant inter-entity balances and transactions.

                                    ARTICLE 2

                    AMOUNT AND TERM OF THE SUBORDINATED LOAN

         Section 2.1 Subordinated Loan. Subject to the terms, conditions and notice requirements and relying on the representations and warranties contained in this Subordinated Loan Agreement and the other Subordinated Loan Documents, on the Closing Date but effective as of the Effective Date Twenty-Five Million and No/100 Dollars ($25,000,000) of the outstanding principal amount owed by the Borrower under the Original Loan Agreement shall be converted into the Subordinated Loan which shall consist of Advances owed to each Subordinated Lender in an amount equal to such Subordinated Lender's Pro Rata Share of $25,000,000.

         Section 2.2       Repayment Obligations; Prepayments.

                           (a)      Principal.

                                    (i) The Borrower shall pay to the
                           Subordinated Agent for the ratable benefit of the Subordinated Lenders the aggregate outstanding principal amount of the Subordinated Loan on the Final Maturity Date.

                                    (ii) In the event of a Change of Control,
                           Borrower shall repay to the Subordinated Agent for the ratable benefit of the Subordinated Lenders within thirty days (30) of the Majority Subordinated Lenders demand therefore, the aggregate outstanding principal amount of the Subordinated Loan and all unpaid interest thereon. The Majority Subordinated Lenders reserve the right to exercise the terms and provision of this section at any time following a Change of Control, regardless of the length of time following the Change of Control that the Majority Subordinated Lenders exercises their rights hereunder. Until such time as the Majority Subordinated Lenders make a demand pursuant to the terms of this section, the Borrower shall repay the principal amount of the Subordinated Loan in accordance with the terms of Section 2.2(a)(i).

                           (b)      Voluntary Prepayments. The Subordinated Loan
may be prepaid in whole or in part, from time to time, without penalty or premium, following ten (10) days prior written notice to the Subordinated Agent. Any voluntary partial prepayments of principal must be in whole multiples of $100,000 and voluntary prepayments may only be made on a Payment Date and shall include all interest accrued on the Subordinated Loan and unpaid to the date of payment. Voluntary prepayments of principal may not be reborrowed. Any prepayments shall be made to the Subordinated Agent for the ratable benefit of the Subordinated Lenders.

                           (c)      Mandatory Prepayments. Upon the Senior Loan
Obligations (as defined in the Senior Loan Agreement) repayment in full, in the event of any disposition or transfer, including, without limitation, any transfer by merger or operation of law, by the Borrower or any Subsidiary of any of their respective assets, Capital Stock or debt securities, or should the Borrower or any Subsidiary secure any loans other than the Subordinated Loan or the Senior Loan, and whether such sales or loans are undertaken with or without the consent of the Majority Subordinated Lenders, the net proceeds thereof (after deducting all reasonable costs and expenses incurred by the Borrower or Subsidiary in connection therewith) shall be delivered to the Subordinated Agent for the ratable benefit of the Subordinated Lenders as a mandatory prepayment of the Subordinated Loan provided that with regard to any disposition or transfer of any assets of the Borrower or its Subsidiaries, such prepayment shall only be required to the extent that such disposition or transfer does not require the Subordinated Majority Lenders consent pursuant to Section 6.9 and (ii) the mandatory prepayment provision contained within this Section shall not apply to the Borrower's sale of its Lampasas Ranch property. All mandatory prepayments shall be applied to the Subordinated Loan Obligations in accordance with Section 7.7. Mandatory prepayments of principal may not be reborrowed. Any disposition or transfer of Equipment of which the proceeds are reinvested in like-kind Equipment within 60 days shall not be subject to the terms hereof.

         Section 2.3       Payments and Computations.

                           (a) All payment hereunder shall be made in U.S.
Dollars. The Borrower shall make each payment under the Subordinated Loan Agreement and under the Subordinated Notes not later than 12:00 noon (New York, New York time) on the day when due to the Subordinated Agent's Account in immediately available funds. All payments by the Borrower hereunder shall be made without any offset, abatement, withholding, deduction, counterclaim, or reduction. Upon receipt of payment from the Borrower of any principal, interest, or fees due to the Subordinated Lenders, the Subordinated Agent shall promptly after receipt thereof distribute to the Subordinated Lenders their ratable share of such payments for the account of their respective Subordinated Lender's Account. If and to the extent that the Subordinated Agent shall not have so distributed to any Subordinated Lender its ratable share of such payments, the Subordinated Agent agrees that it shall pay interest on such amount for each day after the day when such amount is made available to the Subordinated Agent by the Borrower until the date such amount is paid to such Subordinated Lender by the Subordinated Agent at the Federal Funds Rate in effect from time to time. Interest on such amount shall be due and payable by the Subordinated Agent upon demand by such Subordinated Lender. Upon receipt of other amounts due solely to the Subordinated Agent or a specific Subordinated Lender, the Subordinated Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of the Subordinated Loan Agreement. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. If the time for payment for an amount payable is not specified in the Subordinated Loan Documents, or in any other document, the payment shall be due and payable ten (10) days after the date on which the Subordinated Agent or applicable Subordinated Lender demands payment therefor.

                           (b) Unless the Subordinated Agent shall have received
written notice from the Borrower prior to any date on which any payment is due to the Subordinated Lender that the Borrower shall not make such payment in full, the Subordinated Agent may assume that the Borrower has made such payment in full to the Subordinated Agent on such date and the Subordinated Agent may, in reliance upon such assumption, cause to be distributed to each Subordinated Lender on such date an amount equal to the amount then due such Subordinated Lender. If and to the extent the Borrower shall not have so made such payment in full to the Subordinated Agent, each Subordinated Lender shall repay to the Subordinated Agent forthwith on demand such amount distributed to such Subordinated Lender, together with interest thereon from the date such amount is distributed to such Subordinated Lender until the date such Subordinated Lender repays such amount to the Subordinated Agent, at an interest rate equal to, the Federal Funds Rate in effect from time to time.

                           (c) Each Subordinated Lender agrees that if it should
receive any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Subordinated Loan Documents, or otherwise) in respect of any obligation of the Borrower to pay principal, interest, fees, or any other obligation incurred under the Subordinated Loan Documents in a proportion greater than the total amount of such principal, interest, fees, or other obligation then owed and due by the Borrower to such Subordinated Lender bears to the total amount of principal, interest, fees, or other obligation then owed and due by the Borrower to the Subordinated Lenders immediately prior to such receipt, then such Subordinated Lender receiving such excess payment shall purchase for cash without recourse from the other Subordinated Lenders an interest in the obligations of the Borrower to such Subordinated Lenders in such amount as shall result in a participation by all of the Subordinated Lenders, in proportion with the Subordinated Lenders' respective pro rata shares, in the aggregate unpaid amount of principal, interest, fees, or any such other obligation, as the case may be, owed by the Borrower to all of the Subordinated Lenders; provided that if all or any portion of such excess payment is thereafter recovered from such Subordinated Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, in proportion with the Subordinated Lenders' respective Pro Rata Shares.

         Section 2.4       Interest.

                           (a) The outstanding principal balance of the
Subordinated Loan shall bear interest at a rate per annum equal to ten percent (10%). The Borrower shall pay to the Subordinated Lenders all accrued but unpaid interest on the Subordinated Loan (i) except as permitted by Section 2.4(b), on each Payment Date and (ii) on the Final Maturity Date.

                           (b) With regard to interest payments due on any
Payment Date prior to September 30, 2001, the Borrower may elect to defer the payment of such accrued interest on such date by giving the Subordinated Agent five (5) Business Days' prior written notice thereof, in which case (i) all accrued interest for which payment is so deferred shall bear interest at a rate per annum equal to twelve percent (12%) and (ii) on September 30, 2001, the Borrower shall pay to the

Subordinated Agent for the ratable benefit of the Subordinated Lenders all accrued but unpaid interest on the Subordinated Loan including all amounts deferred pursuant to this Section 2.4(b) and the interest accrued thereon.

                           (c) Past due interest, principal and other amounts
hereunder shall bear interest at a fluctuating interest rate per annum that is equal to the lesser of (i) the Default Rate or (ii) the Maximum Rate from the date due until paid.

                           (d) All computations of interest shall be made on the
basis of a 365/366 day year, as the case may be. All such computations shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such computation is being performed. Interest provided for under this Subordinated Loan Agreement and the Subordinated Notes shall be calculated on the unpaid sums actually loaned and outstanding pursuant to the terms of this Subordinated Loan Agreement and the Subordinated Notes and only for the period from the date or dates advanced until repaid. Each determination by the Subordinated Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.5 Subordinated Notes. To evidence the Advance made by each of the Subordinated Lenders pursuant to this Subordinated Loan Agreement, the Borrower will issue, execute and deliver a Subordinated Note to each Subordinated Lender in the principal amount of each Subordinated Lender's Maximum Commitment dated as of the Effective Date. The records of the Subordinated Agent shall be deemed rebuttably presumptive evidence of the principal amount owing on the Subordinated Notes. The liability for payment of principal and interest evidenced by Subordinated Notes shall be limited to the principal amounts actually loaned and outstanding under the Subordinated Notes and this Subordinated Loan Agreement and interest on such amounts calculated in accordance with the Subordinated Notes and this Subordinated Loan Agreement.

         Section 2.6       Taxes.

                           (a) Any and all payments by the Subordinated Loan
Parties shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of the Subordinated Lenders, taxes imposed on its income and franchise taxes imposed on it by any jurisdiction of which any the Subordinated Lenders is a citizen or resident or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Subordinated Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable to any Subordinated Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.6), such Subordinated Lender receive an amount equal to the sum it would have received had no such deductions been made; (ii) such Subordinated Loan Party shall make such deductions; and
(iii) such Subordinated Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                           (b) The Borrower agrees to pay and hold each
Subordinated Lender harmless from and against any and all present and future stamp and other similar taxes with respect to this Subordinated Loan Agreement and any other Subordinated Loan Documents and save each Subordinated Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, and indemnify each Subordinated Lender for the full amount of taxes paid by the Subordinated Lenders in respect of payments made or to be made under this Subordinated Loan Agreement or any other Subordinated Loan Document and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted (excluding taxes imposed on its income and franchise taxes imposed on it by any jurisdiction of which such Subordinated Lender is a citizen or resident or any political subdivision of such jurisdiction).

         Section 2.7       Increased Costs.

                           (a) Cost of Funds. If, due to either the introduction
of or any change in or in the interpretation, application, or applicability of, any law or regulation, or the compliance with any guideline or request from any Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Subordinated Lender of funding or maintaining the Subordinated Loan, or any reduction of any Subordinated Lender's reasonably anticipated return on its investment, then the Borrower shall from time to time upon demand by such Subordinated Lender pay to such Subordinated Lender such additional amounts sufficient to compensate such Subordinated Lender for such increased cost or reduced return. A certificate as to the amount of such increased cost or reduced return detailing the calculation thereof prepared by the Subordinated Lenders and submitted to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

                           (b) Capital Adequacy. If due to any change in any law
or regulation or any interpretation, directive, or request of any court or governmental or monetary authority, whether or not having the force of law, there shall be any increase by an amount which any Subordinated Lender reasonably deems to be material in the capital requirements of such Subordinated Lender or its parent or holding company related to its commitments to make or the making, funding, or maintaining the Subordinated Loan hereunder, as such capital requirements are reasonably allocated by such Subordinated Lender, then the Borrower shall from time to time upon demand by such Subordinated Lender pay to the Subordinated Lenders additional amounts sufficient to compensate such Subordinated Lender or its respective parent or holding companies for such increase in costs (including an amount equal to any reduction of the rate of return on assets or equity of the Subordinated Lenders or their respective parent or holding companies to a level below that which the Subordinated Lenders or their respective parent or holding companies could have achieved but for such change in law, regulation, interpretation, directive, or request). A certificate as to such amounts and detailing the calculation of such amounts prepared by such Subordinated Lender and submitted to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.8 Illegality. Notwithstanding any other provision in this Subordinated Loan Agreement, if it becomes unlawful for any Subordinated Lender to maintain the Subordinated Loan or to give effect to its obligations hereunder, the Subordinated Lender will so notify the Borrower and the Subordinated Agent, and to the extent necessary to prevent the violation of law the aggregate outstanding principal amount of the Subordinated Loan made by the Subordinated Lenders, all accrued but unpaid interest thereon, and any other amounts payable to the Subordinated Lenders under this Subordinated Loan Agreement and the other Subordinated Loan Documents will be prepaid as provided in such notice.

                                    ARTICLE 3

                              CONDITIONS OF CLOSING

         The amendment and restatement of the Original Loan Agreement pursuant to this Subordinated Loan Agreement is subject to the following conditions precedent:

                           (a) The Subordinated Agent shall have received copies
of each of the following documents in form and content satisfactory to the Subordinated Agent and its counsel, duly executed by the parties thereto and, where applicable, acknowledged:

                                    (i) The Subordinated Loan Documents.

                                    (ii) Opinions of counsel to the Borrower
delivered on the Effective Date and on the Closing Date as the Subordinated Agent may request and that are acceptable to the Subordinated Agent addressing the existence and good standing of the Borrower and each Subsidiary, the authorization of the Subordinated Loan Documents, the enforceability of the Subordinated Loan Documents and the perfection of the liens under the Subordinated Loan Documents, the absence of conflicts with law, other material agreements, and court orders, the absence of litigation, and such other matters as the Subordinated Agent may request.

                                    (iii) Certificates, dated as of the
Effective Date, of the Secretary or an Assistant Secretary of each of the Borrower and the Subsidiaries (A) certifying as true, complete and correct the charter and by-laws of the Borrower and each Subsidiary, and resolutions of the Board of Directors of the Borrower and each respective Subsidiary attached thereto, (B) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of the Borrower and each Subsidiary, (C) as to the incumbency of the officers of the Borrower and the Subsidiaries who shall have executed instruments, agreements, and other documents in connection with the transactions contemplated hereby or by the Subordinated Loan Documents, and (D) covering such other matters, and with such other attachments thereto, as the Subordinated Agent may request, and such certificate and the attachments thereto shall be satisfactory in form and substance to the Subordinated Agent.

                                    (iv) Original Certificates of Title to each
of the certificated vehicles owned by the Borrower or any of the Subsidiaries, each endorsed by the applicable Subordinated Loan Party to evidence that such vehicle is subject to a security interest in favor of the Subordinated Agent for the benefit of the Subordinated Lenders.

                                    (v) All other documents reasonably requested
by the Subordinated Agent in connection with the transaction contemplated by this Subordinated Loan Agreement.

                           (b) Each of the Mortgages, Financing Statements, and
Certificates of Title referenced in subparagraph (a) above, and any other document reasonably required by the Subordinated Agent to be filed of record, shall have been filed of record with the appropriate party in order to put third parties on notice of the liens, security interests or other rights granted by the Subordinated Loan Parties in the Collateral.

                           (c) Stock certificates of Capital Stock of the
Borrower pledged pursuant to the Pledge Agreements, along with stock powers endorsed in blank and financing statements executed by each of the Pledgors in connection with the perfection of the Liens created by the Pledge Agreements.

                           (d) The Subordinated Agent shall have completed its
due diligence review of such matters as it shall deem appropriate, and all other documents relating thereto, the Borrower's and each Subsidiaries' properties and operations thereof, compliance with Environmental Laws, and any available reports related thereto, and the results of such due diligence review shall be satisfactory to the Subordinated Agent.

                           (e) The Subordinated Agent shall have received
insurance certificates for the Borrower and its Subsidiaries reflecting the insurance coverage required under this Senior Loan Agreement.

                           (f) The Borrower shall have provided the Subordinated
Agent with a copy of a twelve (12) month projected income statement and capital budget, commencing with the Effective Date, which has been approved by Board of Director's of Borrower and which is satisfactory to the Subordinated Agent in its sole discretion.

                           (g) The Borrower shall have delivered to the
Subordinated Agent copies of audited Financial Statements of the Borrower as of December 31, 1998, unaudited Financial Statements of the Borrower as of January 31, 1999, and there shall not have occurred any Material Adverse Effect in the business, assets or financial condition of any of the Borrower or any of its Subsidiaries since January 31, 1999.

                           (h) As of the Effective Date and the Closing Date, no
Default exists or would reasonably be expected to occur by virtue of making the Subordinated Loan or the Senior Loan or after giving effect to the transactions contemplated by the Basic Documents.

                           (i) All of the representations and warranties of the
Borrower and the Pledgors contained in the Basic Documents shall be true and correct as of the Effective Date and as of the Closing Date of the Subordinated Loan, and the making of any extension of credit hereunder, shall be deemed to be a restatement, representation, and additional warranty of the representations and warranties made by the Borrower and the Pledgors in each Subordinated Loan Document as of each such date (taking into account certain fixed dates specified for certain representations and warranties in the Basic Documents). The Subordinated Loan Documents shall have been executed and delivered by the Subordinated Loan Parties as appropriate and such documents shall be in full force and effect.

                           (j) As of the Effective Date and the Closing Date,
the Borrower shall have performed and complied with all agreements and conditions set forth in or contemplated hereunder or in any other Subordinated Loan Document or in the Equity Documents required to be performed or complied with by it at or prior to each of such dates.

                           (k) As of the Effective Date and the Closing Date, no
Change of Control or Change of Management shall have occurred and all attached and requested information in accordance with Section 2.3.

                           (l) The Borrower shall have paid to Subordinated
Agent for the benefit of the Subordinated Lenders all amounts payable pursuant to Section 9.2 of this Subordinated Loan Agreement and shall have paid to ECT Securities Limited Partnership and JEDI II all payments required under the terms of the Structuring Fee Agreement.

                           (m) The Borrower shall have provided schedules to the
Basic Documents in form and substance satisfactory to the Subordinated Agent.

                           (n) (i) The Senior Loan Agreement shall have been
executed and delivered by all parties thereto and the conditions precedent set forth in Article 3 of the Senior Loan Agreement shall have been satisfied and
(ii) the conditions precedent set forth in Article V of the Securities Purchase Agreement shall have been satisfied.

                           (o) The Borrower shall have paid to the lender under
the Original Loan Agreement, all accrued interest, fees, and other amounts owed thereunder as of the date of this Agreement.

                           (p) The Borrower shall have provided to the
Subordinated Agent such other information, documents, and agreements as it may reasonably have requested.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Subordinated Lenders to enter into this Subordinated Loan Agreement and to make the Subordinated Loan hereunder, the Borrower represents and warrants to the Subordinated Agent and each of the Subordinated Lenders that as of the Effective Date and as of the Closing Date:

         Section 4.1 Corporate Existence. The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and is duly qualified as a foreign corporation in all jurisdictions in which qualification is required.

         Section 4.2 Corporate Power and Authorization. The Borrower is duly authorized and empowered to create and issue the Subordinated Notes and is duly authorized and empowered to execute, deliver, and perform its obligation pursuant to, each of the Subordinated Loan Documents to which it is a party. Each Subsidiary is duly authorized and empowered to execute, deliver, and perform its obligations pursuant to, each of the Subordinated Loan Documents to which it is a party. All corporate and other action on the Borrower's and each Subsidiaries' part, requisite for the due execution, delivery, and performance of the Subordinated Loan Documents to which each is a party has been duly and effectively taken.

         Section 4.3 Binding Obligations. The Subordinated Loan Documents constitute valid and binding obligations of the Borrower and each Subsidiary, respectively, enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally).

         Section 4.4 No Legal Bar Or Resultant Lien. The Subordinated Loan Documents do not and will not violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which the Borrower or any of its Subsidiaries is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of the Borrower or any of its Subsidiaries other than those contemplated by this Subordinated Loan Agreement.

         Section 4.5 No Consent. The execution, delivery, and performance by the Borrower and each Subsidiary of the Subordinated Loan Documents to which each is a party does not require the consent or approval of any other person or entity, including without limitation any Governmental Authority.

         Section 4.6 Financial Condition. The audited consolidated Financial Statements of the Borrower dated December 31, 1998, which have been delivered to the Subordinated Agent are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrower and the Subsidiaries as of the date or dates and for the period or periods stated, and such Financial Statements have been prepared in accordance with GAAP. The unaudited consolidated Financial Statements of the Borrower dated January 31, 1999, which have been delivered to the Subordinated Agent are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrower and the Subsidiaries as of the date or dates and for the period or periods stated, and such Financial Statements have been prepared in accordance with GAAP. Since January 31, 1999, no change has occurred in the condition, financial or otherwise, of the Borrower or any of the Subsidiaries which could have a Material Adverse Effect.

         Section 4.7 Liabilities. Neither the Borrower nor any of its Subsidiaries have any material (individually or in the aggregate) liability, direct or contingent, except as disclosed in the Financial Statements described in Section 4.6 and on Schedule 4.7 attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation, or otherwise relative to the business, assets, or properties of the Borrower or any of its Subsidiaries.

         Section 4.8 Litigation. Except as described in the consolidated Financial Statements of the Borrower described in Section 4.6, or as otherwise disclosed in Schedule 4.8 attached hereto, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the officers of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which involves the possibility of any judgment or liability not fully covered by insurance.

         Section 4.9 Taxes; Governmental Charges. The Borrower and each of its Subsidiaries have filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon it or its assets, properties, or income which are due and payable, including interest and penalties or has provided adequate reserves, if required, in accordance with GAAP for the payment thereof, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

         Section 4.10 Ownership of Property; Liens; Leases of Equipment. Attached hereto as Schedule 4.10 is a true and correct list of (i) all real property owned by the Borrower and each Subsidiary, (ii) all real property leased by the Borrower and each Subsidiary, (iii) all Capital Leases of the Borrower and each Subsidiary, and (iv) all motorized vehicles owned by the Borrower and each Subsidiary, whether such vehicle is certificated or not, and in each instance identifying such vehicle by year, type and make (where available), its vehicle registration number (where certificated) and its serial number (where not certificated), including all work-over rigs, semis, trailers, trucks and other rolling stock. Each of the Borrower and its Subsidiaries has good and marketable title in fee simple (except for exceptions to title as will not in the aggregate materially interfere with the present or contemplated use of the property affected thereby) to, or a valid leasehold interest in, all its real property, and good and marketable title to all its other property, and in all cases enjoys peaceful and undisturbed possession thereof, and none of such property is subject to any Lien except Permitted Liens. None of the equipment or inventory owned by Borrower or any of its Subsidiaries has been leased by such Person as lessor.

         Section 4.11 Intellectual Property. Borrower and each Subsidiary owns, or is licensed to use, all trademarks, trade names, trade secrets, copyrights, technology, know-how, and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Subordinated Loan Parties does not infringe on the rights of any Person.

         Section 4.12 Defaults. Neither the Borrower nor any of its Subsidiaries are in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement, or other agreement or instrument to which the Borrower or any of its Subsidiaries is a party. No Event of Default hereunder has occurred and is continuing.

         Section 4.13 Casualties; Taking of Properties. Since the date of the Financial Statements described in Section 4.6, neither the business nor the assets or properties of the Borrower or any of its Subsidiaries have been affected, as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, or other labor disturbance, embargo, requisition, or taking of property or cancellation of contracts, permits, or concessions by any domestic or foreign Governmental Agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

         Section 4.14 Margin Stock. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R.
part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. Neither the Borrower nor any person or entity acting on behalf of the Borrower have taken or will take any action which might cause the loans hereunder or any of the Subordinated Loan Documents to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

         Section 4.15 Location of Business and Offices. The principal place of business of the Borrower is located at 406 N. Big Spring, Midland, Texas 79701-4326.

         Section 4.16 Compliance with the Law. Neither the Borrower nor any of its Subsidiaries:

                  (a) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which the Borrower or any of its Subsidiaries, or any of their assets or properties are subject;

                  (b) have failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of their business; which violation or failure is individually, or in the aggregate, reasonably expected to have a Material Adverse Effect.

         Section 4.17      No Material Misstatements.

                  (a) There are no facts or conditions relating to the Subordinated Loan Documents or the financial condition, assets, or business prospects of the Borrower or any of its Subsidiaries that could, collectively or individually, have a Material Adverse Effect. No certificate or representation or warranty of Borrower or its Subsidiaries in the Basic Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements in such Basic Documents not misleading.

                  (b) The Financial Statements and other related financial data (excluding all projections and pro forma financial data) furnished to the Subordinated Agent by or at the direction of the Borrower or any of its Subsidiaries in connection with the negotiation of this Subordinated Loan Agreement do not contain any material misstatement of fact and, when considered with all other written statements furnished to the Subordinated Agent in that connection, such Financial Statements, related financial data (excluding all projections and pro forma financial data) do not omit to state a material fact or any fact necessary to make the statement contained therein not misleading.

         Section 4.18 ERISA. The Borrower and of its Subsidiaries are in compliance in all respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Borrower or any of its Subsidiaries.

         Section 4.19      Environmental Matters. Except as disclosed on
Schedule 4.19:

                           (a) Environmental Laws, etc. None of the property of
the Borrower or any of its Subsidiaries nor the operations conducted thereon violate any applicable order of any court or Governmental Authority or Environmental Laws which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                           (b) No Litigation. Without limitation of paragraph
(a) above, no property of the Borrower or any of its Subsidiaries, nor the operations currently conducted thereon or by any prior owner or operator of such property or operation, are in violation of or subject to any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by or before any Governmental Authority or to any remedial obligations under Environmental Laws which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                           (c) Notices, Permits, etc. All notices, permits,
licenses, or similar authorizations, if any, required to be obtained or filed by the Borrower or any of its Subsidiaries in connection with the operation or use of any and all property of the Borrower or any of its Subsidiaries, including but not limited to past or present treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                           (d) Hazardous Substances Carriers. All hazardous
substances or solid waste generated at any and all property of the Borrower or any of its Subsidiaries have in the past been transported, treated, and disposed of only by carriers maintaining valid permits under any Environmental Law and only at treatment, storage, and disposal facilities maintaining valid permits under any Environmental Law, which carriers and facilities have been and are operating in compliance with such permits which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                           (e) Hazardous Substances Disposal. The Borrower and
Subsidiaries have taken all reasonable steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any property of the Borrower or any of its Subsidiaries, except in compliance with Environmental Laws which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to the relevant property.

                           (f) OPA Requirements. To the extent applicable, the
Borrower and each of its Subsidiaries have complied with all design, operation, and equipment requirements imposed by OPA or scheduled to be imposed by OPA, and the Borrower does not have reason to believe that either it or its Subsidiaries will not be able to maintain such compliance with OPA requirements through the Final Maturity Date.

                           (g) No Contingent Liability. Neither the Borrower nor
any of its Subsidiaries have any contingent liabilities in connection with any release or threatened release of of hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time which could reasonably be expected to exceed an aggregate of $500,000 in excess of applicable insurance coverage and for which adequate reserves for the payment thereof as required by GAAP have not been provided, or which could reasonably be expected to result in remedial obligations assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions, and circumstances, if any, pertaining to such release or threatened release.

         Section 4.20      Subsidiaries; Partnerships.

                           (a) There are no Subsidiaries of the Borrower other
than as set forth on Schedule 4.20(a). All of the issued and outstanding shares of Capital Stock of the Subsidiaries of the Borrower have been duly and validly authorized and issued and are fully paid and non-assessable and free of preemptive rights, and, such shares are owned by the Borrower or one of its Subsidiaries free and clear of any Lien. Except as set forth on Schedule 4.20(a), there are no outstanding warrants, options, or other rights to purchase or acquire any of the shares of Capital Stock of any Subsidiary, nor any outstanding securities convertible into such shares or outstanding warrants, options, or other rights to acquire any such convertible securities.

                           (b) There are no partnerships, joint ventures, or
similar arrangements involving the Borrower or any of its Subsidiaries except as set forth in Schedule 4.20(b).

         Section 4.21 Certain Fees. Except for the structuring fee payable to ECT Securities Limited Partnership L.P. pursuant to the Structuring Fee Agreement, no fees or commissions will be payable by the Borrower to brokers, finders, investment bankers, the Subordinated Agent or Subordinated Lenders with respect the consummation of the transactions contemplated by this Subordinated Loan Agreement. The Borrower agrees that it will indemnify and hold harmless the Subordinated Agent and the Subordinated Lenders from and against any and all claims, demands, or liabilities for broker's, finders, placement or other similar fees or commissions incurred by the Borrower or alleged to have been incurred by the Borrower in connection with the consummation of the transactions contemplated by this Subordinated Loan Agreement.

         Section 4.22 Purpose of Loans. As more fully set forth in Section 2.2, the proceeds of the Subordinated Loan and the Senior Loan shall be used only for restructuring the Indebtedness owed to JEDI II under the terms of the Original Loan Agreement and for the reasonable fees, expenses, and financing costs incurred by the Borrower in connection with the foregoing. The proceeds of the Subordinated Loan shall not be used for any purpose which violates applicable Requirements of Law, including laws regulating investments in foreign jurisdictions.

         Section 4.23 Support and Security Documents. The Security Documents are effective to create in favor of the Subordinated Agent for the benefit of the Subordinated Lenders, a legal, valid, and enforceable mortgage lien, security interest, or other interest in the Collateral pledged thereunder and the proceeds thereof in accordance with the terms of the Security Documents.

         Section 4.24 Employment. All inventory of Borrower and each Subsidiary has been and will hereafter be produced, and all services of Borrower and each Subsidiary has been and will hereafter be rendered, in compliance with all applicable material laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. Sections 201-219), and the regulations promulgated thereunder.

         Section 4.25      Year 2000 Compliance.

                           (a) To the Borrower's knowledge after due inquiry,
all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") used by the Borrower and each of its Subsidiaries to carry on their businesses as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of the Borrower and each of its Subsidiaries' business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                           (b) The Borrower and its Subsidiaries have or will
have by September 30, 1999: (1) undertaken a detailed inventory, review, and assessment of all areas within their businesses and operations that could be adversely affected by the failure of the Borrower and each of its Subsidiaries to be Year 2000 Compliant on a timely basis; (2) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis, and (3) to date, implemented that plan in accordance with that timetable in all material respects.

                           (c) The Borrower and its Subsidiaries have made or
will make by September 30, 1999, inquiry of each of its key suppliers, vendors, and customers, and is undertaking to obtain in writing confirmations from all such Persons as to whether such Persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, the Borrower and each of its Subsidiaries reasonably believe that all such Persons will be or become so compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of the Borrower and each of its Subsidiaries whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of any of the Borrower and each of its Subsidiaries.

                           (d) The fair market value of all real and personal
property pledged to the Subordinated Agent as Collateral to secure the Subordinated Loan hereunder is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

         Section 4.26 Insurance. Schedule 4.26 contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each of its Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Date and the Closing Date have been or will be paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower and each of its Subsidiaries is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each of its Subsidiaries; will remain in full force and effect through the respective dates set forth in Schedule 4.26 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Subordinated Loan Agreement. None of the Borrower nor any of its Subsidiaries has been refused any insurance with respect to its Property or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

         Section 4.27 Hedging Agreements. Schedule 4.27 sets forth, as of the date hereof, a true and complete list of all hedging agreements, financing transactions and swap transactions (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each of its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

         Section 4.28 Capital Stock. As of the Closing Date, the authorized Capital Stock of the Company consists of 500,000 shares of Common Stock, no par value per share and 2,500 shares of serial preferred stock. No shares of Capital Stock are issued other than those shares of Common Stock listed on the attached
Schedule 4.28 and the preferred shares issued pursuant to the Equity Documents. All outstanding shares of the Company's Capital Stock are validly issued, fully paid and nonassessable. Other than the preferred shares issued pursuant to the Equity Documents, there are no (i) outstanding securities convertible or exchangeable into Capital Stock of the Company or (ii) contracts, commitments, agreements, understandings, or arrangements of any kind to which the Company is a party relating to the issuance of any Capital Stock of the Company.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

         From the Effective Date and for so long as any part of the Commitments or the Subordinated Loan Obligations is outstanding, the Borrower shall and shall cause each of its Subsidiaries to (and where applicable shall cause other Persons to):

         Section 5.1 Financial Statements and Reports. The Borrower shall promptly furnish to the Subordinated Agent from time to time upon request such information regarding the business and affairs and financial condition of the Borrower and its Subsidiaries as the Subordinated Agent may request, and will furnish to the Subordinated Agent:

                           (a) Annual Audited Financial Statements - as soon as
available, and in any event within ninety (90) days after the close of each fiscal year, the annual audited Financial Statements (consolidated and consolidating) of the Borrower, certified, without any qualification or limit of the scope of the examination of matters relevant to the Financial Statements, by KPMG Peat Marwick, L.L.P., any nationally recognized public accounting firm or any other accounting firm approved by the Subordinated Agent, such consolidating schedules being prepared in accordance with Exhibit 5.1(a).

                           (b) Quarterly Financial Statements - as soon as
available, and in any event within forty-five (45) days after the last day of each calendar quarter (except the last calendar quarter in any fiscal year), the quarterly unaudited Financial Statements (consolidated and consolidating) of the Borrower and its Subsidiaries.

                           (c) Monthly Financial Statements - as soon as
available, and in any event within forty-five (45) days after the last day of each calendar month (except the last calendar month in any fiscal year), the monthly unaudited Financial Statements (consolidated and consolidating) of the Borrower.

                           (d) Budgets - as soon as available and in any event
on or before the last Business Day of each November, the detailed income statements and capital budgets for the coming calendar year as of the date of the budget approved by the Board of Director's of Borrower for the Borrower and its Subsidiaries, such budget being prepared in accordance with Exhibit 5.1(d).

                           (e) Field Office - promptly following the request of
the Subordinated Agent, the income statements for each field office of Borrower or any of its Subsidiary.

                           (f) Additional Information - promptly upon request of
the Subordinated Agent from time to time any additional financial information or other information that the Subordinated Agent may reasonably request.

All such information, reports, and Financial Statements referred to in this
Section 5.1 shall be in such detail as the Subordinated Agent may reasonably request and shall be prepared in a manner consistent with the requirements set forth above and in Section 1.2.

         Section 5.2 Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Section 5.1(a) hereof, the quarterly unaudited Financial Statements pursuant to Section 5.1(b), and each of the monthly unaudited Financial Statements pursuant to Section 5.1(c) hereof, the Borrower will furnish or cause to be furnished to the Subordinated Agent a certificate in the form of Exhibit 5.2. Borrower will furnish to Subordinated Agent at Borrower's expense all certifications which the Subordinated Agent from time to time reasonably requests, as to the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower in any of the Subordinated Loan Documents, the satisfaction of all conditions contained therein and all other matters pertaining thereto.

         Section 5.3 Accountants' Certificate. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Section 5.1(a) hereof, the Borrower will furnish a statement from the firm of independent public accountants which prepared such statements to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default.

         Section 5.4 Taxes Other Liens. The Borrower shall, and shall cause each Subsidiary to, pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon the income or any assets or property of any of such entities as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of any of such entities; provided, however, that the Borrower and each Subsidiary shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed, and the Borrower and each Subsidiary, or any of them, as the case may be, shall have set up adequate reserves therefor, if required, under GAAP.

         Section 5.5 Compliance with Laws. The Borrower shall, and shall cause each Subsidiary to, observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, deuces, injunctions, rules, regulations, orders, and restrictions of applicable Governmental Authorities, including those relating to Environmental Laws.

         Section 5.6 Further Assurances. The Borrower shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Subordinated Loan Documents. The Borrower shall, and shall cause each Subsidiary at their sole expense to, promptly execute and deliver to the Subordinated Agent upon its reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements in the Subordinated Loan Documents including all documents, agreements and instruments necessary to grant the Subordinated Agent for the benefit of the Subordinated Lenders a first and prior lien on all assets of the Subordinated Loan Parties.

         Section 5.7 Insurance. The Borrower will at all times keep all of its and each Subsidiaries' properties which are of an insurable nature insured with insurers reasonably believed by the Borrower to be financially sound, reputable and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties, as determined by the Subordinated Agent. The Borrower shall, and shall cause each of its Subsidiaries to, maintain the insurance required by the Security Documents.

         Section 5.8 Accounts and Records. The Borrower shall, and shall cause each of its Subsidiaries to, keep books, records, and accounts in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with the requirements of Section 1.2. Upon request of the Subordinated Agent, the Borrower shall furnish profit and loss statements for each field office of the Borrower and its Subsidiaries.

         Section 5.9 Right of Inspection. The Borrower shall, and shall cause each of its Subsidiaries to, permit any officer, employee, or agent of the Subordinated Agent to examine their books, records, and accounts, and take copies and extracts therefrom, all at such reasonable times and as often as the Subordinated Agent may reasonably request. The Subordinated Agent will keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Subordinated Lenders and each of the Subordinated Agent's and Subordinated Lenders' officers, employees, legal counsel, regulatory authorities, or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required by law or in connection with the enforcement of the Subordinated Agent's and the Subordinated Lenders' rights and remedies under the Subordinated Loan Documents.

         Section 5.10 Notice of Certain Events. The Borrower shall promptly and in any event within five (5) days notify the Subordinated Agent if the Borrower or any of its Subsidiaries learns of the occurrence of (i) an Event of Default (including but not limited to, a Change of Control or Change of Management) together with a detailed statement by the Borrower of the steps being taken to cure the Event of Default; or (ii) any legal, judicial, or regulatory proceedings affecting the Borrower or any of its Subsidiaries or any of the assets or properties of the Borrower or any of its Subsidiaries; or (iii) any dispute between the Borrower or any of its Subsidiaries and any Governmental Authority or any other person or entity which, if adversely determined, could cause a Material Adverse Effect; or (iv) any judgment, liability, casualty or other loss that is not insured by the Borrower or its Subsidiaries; or (v) any other matter that could reasonably be expected to have a Material Adverse Effect.

         Section 5.11 ERISA Information and Compliance. The Borrower shall promptly furnish to the Subordinated Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the president or the chief financial officer of the Borrower, specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

         Section 5.12 Environmental Reports and Notices. The Borrower will deliver to the Subordinated Agent (i) promptly upon its becoming available, one copy of each report sent by the Borrower or any of its Subsidiaries to any court, Governmental Agency, or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon the Borrower's or any of its Subsidiaries' learning that they have received notice or otherwise learned of any claim, demand, action, event, condition, report, or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law;
(y) the release or threatened release of any toxic or hazardous waste into the environment or which release the Borrower or any of its Subsidiaries would have a duty to report to any court or Government Agency or instrumentality, or (iii) prompt notice of the existence of any Lien related to violation of Environmental Laws or any liabilities for cleanup thereunder on any properties or assets of the Borrower or any of its Subsidiaries.

         Section 5.13 Maintenance. The Borrower shall, and shall cause each Subsidiary to (i) observe and comply in all material respects with all Environmental Laws; (ii) (A) maintain all of the assets and properties of such Person in good and workable condition at all times and (B) make all repairs, replacements, additions, betterments, and improvements to such assets and properties as are needed and proper so that with respect to clauses (A) and (B) the business carried on by the Borrower and its Subsidiaries may be conducted properly and efficiently at all times in accordance with the good faith reasonable business judgment of the Borrower and its Subsidiaries provided, however, that nothing in this Section shall prevent the Borrower and its Subsidiaries from discontinuing the maintenance of any of their properties if such discontinuance is, in the good faith reasonable business judgment of the Borrower and its Subsidiaries, desirable in the conduct of the business of the Borrower or any such Subsidiary and not disadvantageous in any material respect to the Subordinated Lenders;(iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by the Borrower or any Subsidiary under the provisions of any contract, agreement, or lease comprising a part of the Collateral hereunder; and (iv) furnish to the Subordinated Agent upon request evidence satisfactory to the Subordinated Agent that there are no Liens, claims, or encumbrances superior to the Liens of the Subordinated Lenders on such assets and properties, except Permitted Liens.

         Section 5.14 New Subsidiary. Upon the formation or acquisition of any new Subsidiary, the Borrower shall cause such Subsidiary to promptly execute and deliver to the Subordinated Agent any joinder agreements requested by the Subordinated Agent to cause such new Subsidiary to become a party to a Guaranty and any security agreements, pledge agreements, mortgages, and other agreements requested by the Subordinated Agent to cause such new Subsidiary to pledge its assets to the Subordinated Agent for the benefit of the Subordinated Lenders. In connection therewith, the Borrower shall provide corporate documentation and opinion letters reasonably satisfactory to the Subordinated Agent reflecting the corporate status of such new Subsidiary of the Borrower and the enforceability of such agreements.

         Section 5.15 Performance on Borrower's Behalf. If Borrower fails to pay any taxes, insurance premiums or other amounts it is required to pay under any Subordinated Loan Document, Subordinated Agent may pay the same. Borrower shall immediately reimburse Subordinated Agent for any such payments and each amount paid shall constitute a part of the Subordinated Loan Obligations, shall be secured by the Security Documents and shall bear interest at the rate described herein, from the date such amount is paid by Subordinated Agent, until the date such amount is repaid to the Subordinated Agent.

         Section 5.16 Change of Principal Place of Business. The Borrower shall, and shall cause the Subsidiaries to, give Subordinated Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 4.15 hereof.

         Section 5.17 New Bank Accounts. The Borrower shall, and shall cause the Subsidiaries to, promptly give notice to the Subordinated Agent of the creation of any bank accounts after the date hereof. Prior to any funding of such account and in no event later than 3 Business Days after the opening of such account, the Borrower shall provide the Subordinated Agent with such information with respect to such accounts and other documentation relating thereto as Subordinated Agent may request including a letter from the bank in the form of the Bank Account Letter as attached as Exhibit A to the Security Agreement.

         Section 5.18 Year 2000 Compliant. The Borrower will, and will cause each of its Subsidiaries to:

                           (a) Furnish such additional information, statements
and other reports with respect to the Borrower and each of its Subsidiaries activities, course of action and progress towards becoming Year 2000 Compliant as the Subordinated Agent may request from time to time.

                           (b) In the event of any change in circumstances that
causes or will likely cause any of the Borrower's representations and warranties with respect to its or any of its Subsidiaries being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances") then the Borrower shall promptly, and in any event within ten
(10) days of receipt of information regarding a Change in Circumstances, provide the Subordinated Agent with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause the Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. The

Borrower shall, within ten (10) days of a request, also provide the Subordinated Agent with any additional information the Subordinated Agent requests of the Borrower in connection with the Notice and/or a Change in Circumstances.

                           (c) Upon reasonable notice, give any representative
of the Subordinated Agent access during all reasonable business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower or any of its Subsidiaries and relating to their affairs, and to inspect any of the properties and Systems of the Borrower or any of its Subsidiaries, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of the Borrower.


                                    ARTICLE 6

                               NEGATIVE COVENANTS

         From the Effective Date and for so long as any part of the Commitments or the Subordinated Loan Obligations is outstanding, the Borrower shall not and shall cause each of its Subsidiaries not to (and where applicable shall cause other Persons not to):

         Section 6.1 Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, or permit to exist any Lien on any of its assets or properties except for Permitted Liens.

         Section 6.2 Mergers. The Borrower shall not, and shall not permit any of its Subsidiaries to, consolidate or merge with or into any other Person, to liquidate, dissolve or incur a name change, including a change of trade name.

         Section 6.3 Indebtedness and Other Obligations. The Borrower shall not, and shall not permit any of the Subsidiaries to incur, create, assume, or in any manner become or be liable in respect of any Indebtedness, liabilities, or other obligations, or guarantee or otherwise in any manner become or be liable in respect of any Indebtedness, liabilities, or other obligations of any other Person, whether by agreement to purchase the Indebtedness, liabilities, or other obligations of any other Person or agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies, or services (or by way of stock purchase, capital contribution, advance, or loan) for the purpose of paying or discharging the Indebtedness, liabilities, or other obligations of any other Person, or otherwise, except that the foregoing restrictions shall not apply to:

                           (a) Indebtedness under the Subordinated Loan
Documents;

                           (b) Indebtedness under the Senior Loan Documents (as
defined in the Senior Loan Agreement);

                           (c) Indebtedness disclosed in Schedule 6.3;

                           (d) Indebtedness in the form of Capitalized Lease
Obligations, including those shown on the Financial Statements, incurred in connection with the financing of assets in an aggregate outstanding amount not to exceed $1,500,000;

                           (e) taxes, assessments, or other government charges
which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed;

                           (f) obligations for trade payables and ordinary
operating liabilities payable within one hundred twenty (120) days from the date incurred, incurred in the ordinary course of business as conducted on the Effective Date; and

                           (g) any renewals, extensions, substitutions,
refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Borrower of any Indebtedness of the Borrower described in clause (a) and (b) above, including any successive refinancings by the Borrower, so long as in each case the refinanced Indebtedness meets the requirements of the Indebtedness being refinanced as set forth above and, without limiting the foregoing, (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount so refinanced, (ii) in the case of any refinancing of nonrecourse indebtedness such new Indebtedness is also nonrecourse indebtedness, and (iii) such new Indebtedness has a stated maturity that is no shorter than the stated maturity of the Indebtedness being refinanced.

         Section 6.4 Dividends; Compensation. The Borrower shall not declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to stockholders, or make any distribution of its assets to its stockholders as such. No salary, bonus or other compensation shall be paid by Borrower to an officer or director of Borrower that is also a director of SWRH or SWRI, other than standard board of director's fees.

         Section 6.5       Investments.

                           (a) Without the Majority Subordinated Lenders' prior
written consent, Borrower shall not, and shall not permit any Subsidiary to make any Acquisition, make or hold any direct or indirect investment in any Person or any Equipment, including capital contributions to the Person, investments in the debt or equity securities of the Person, and loans, guaranties, trade credit, or other extensions of credit to the Person, individually or in the aggregate, in excess of $50,000 per year, without the Majority Subordinated Lenders prior written consent except for (i) trade credit issued by the Borrower and its Subsidiaries to any Person in the ordinary course of business in an aggregate outstanding amount not to exceed $1,000,000 which is not outstanding greater than sixty (60) days or more past the date of invoice and (ii) capital expenditures of the Borrower and its Subsidiaries in an aggregate amount not to exceed $1,500,000 during any fiscal year of the Borrower. Notwithstanding the foregoing, all investments made by Borrower shall be in the oil-field service industry.

                           (b) The Borrower shall not, and shall not permit any
Subsidiary to, make or hold any direct or indirect investment in any Affiliate of the Borrower, including capital contributions to the Affiliate investments in the debt or equity securities of the Affiliate and loans, guaranties, trade credit, or other extensions of credit to the Affiliate without the Majority Subordinated Lenders' prior written consent; provided that subject to Section 6.5(a), the Borrower may extend trade credit to SWRI and SWRH on terms consistent with that required by Section 6.10.

         Section 6.6 Sale or Discount of Receivables. The Borrower shall not, and shall not permit any Subsidiary to, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of their notes receivable or accounts receivable.

         Section 6.7 Nature of Business. The Borrower shall not, and shall not permit any Subsidiary to, allow any material change to be made in the character of their business as carried on at the date hereof.

         Section 6.8 Amendment of Articles of Incorporation or Bylaws. The Borrower shall not, and shall not permit any Subsidiary to, allow any amendment to, or other alteration of, their Articles of Incorporation, Bylaws or any contract, agreement or instrument that could have a detrimental affect on the Collateral.

         Section 6.9 Asset Sales. With the exception of (i) the sales in conjunction with the Auction Package, (ii) the sale of the Lampasas Ranch property, and (iii) any sales of assets received by the Company in lieu of cash from arms-length exchanges of services by the Company for assets, the Borrower shall not and shall not permit any Subsidiary to, sell, transfer or otherwise convey any interest of the Borrower or the Subsidiary in any of their respective assets without the prior written consent of the Majority Subordinated Lenders if the aggregate amount of the consideration received from all such sales, transfers, and conveyances during any fiscal year of the Borrower would exceed $100,000. No sale, transfer or conveyance shall be for less than the fair market value of the asset. The net proceeds of any asset sale, transfer or conveyance which requires the Majority Subordinated Lenders consent shall be delivered to the Subordinated Agent for the ratable benefit of the Subordinated Lenders as a prepayment of interest and principal on the Subordinated Loan in accordance with Section 2.2(c).

         Section 6.10 Transactions with Affiliates. Without the prior written consent of the Majority Subordinated Lenders, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any of its Affiliates, except transactions upon terms no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

         Section 6.11 Partnerships. Neither the Borrower nor any of its Subsidiaries will, without the prior written consent of the Majority Subordinated Lenders, form any partnership, joint venture, or similar partnership arrangement after the Effective Date that have the ability to incur Indebtedness with recourse to the Borrower or any of its Subsidiaries, whether contractual or through liability as a partner.

         Section 6.12      Subsidiaries.

                           (a) The Borrower will not, without the prior written
consent of the Majority Subordinated Lenders, sell or otherwise dispose of any of the equity securities of its Subsidiaries.

                           (b) The Borrower shall not, and shall not permit any
of the Borrower's Subsidiaries to, create or acquire any additional Subsidiaries without the consent of the Majority Subordinated Lenders, such consent shall not be unreasonably withheld.

         Section 6.13 Equity Proceeds. The Borrower shall not, and shall not permit any Subsidiary to, issue any additional Capital Stock or debt securities following the Effective Date, without the prior written consent of the Majority Subordinated Lenders. The net proceeds of any such issuance shall be delivered to the Subordinated Agent for the ratable benefit of the Subordinated Lenders as a prepayment of interest and principal on the Subordinated Loan in accordance with Section 2.4(c).

         Section 6.14 Public Disclosures. The Borrower will not, and will not permit any Subsidiary to, disclose the identity of the Subordinated Agent or any Subordinated Lender in any public announcement, governmental filing or otherwise without the Subordinated Agent's and such Subordinated Lender, as applicable, prior written consent unless such disclosure is compelled or required by law, stock exchange rule or by order of a court of competent jurisdiction.

         Section 6.15 Limitation on Payment Restrictions Affecting Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction of any kind, on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distribution on its Capital Stock to the Borrower or any Subsidiary, (b) pay any Indebtedness owed to the Borrower or any Subsidiary, (c) make investments in the Borrower or any Subsidiary, or (d) transfer any of its property or assets to the Borrower or any Subsidiary, except, in each case (i) any encumbrances or restrictions binding upon a Person at the time such Person becomes a Subsidiary (unless the agreement creating such encumbrance or restrictions was entered into in connection with, or in contemplation of, such entity becoming Subsidiary), provided that such encumbrances or restrictions shall not encumber or restrict any assets of the Borrower or its other Subsidiaries other than such Subsidiary,
(ii) any encumbrance or restriction pursuant to any customary non-assignment provisions in leases, (iii) any encumbrances or restrictions due to applicable law, (iv) any such encumbrance or restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or any such encumbrance or restriction referred to in clause (d) above with respect to the assets of a Subsidiary and imposed pursuant to an agreement entered into for the sale of such assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement), and (v) any such encumbrance or restriction pursuant to any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses (i), (ii), and (iii), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Borrower than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

         Section 6.16 Fixed Charge Coverage Ratio. Beginning June 30, 2000 and as of the last day of each fiscal quarter of the Borrower thereafter, the Borrower shall not permit the ratio of (i) the consolidated EBITDA of the Borrower less cash income taxes for the preceding four fiscal quarters then most recently ended to (ii) the consolidated Debt/Lease Service of the Borrower for the preceding four fiscal quarters then most recently ended, to be less than
1.00 to 1.00.


                                    ARTICLE 7

                                EVENTS OF DEFAULT

         Section 7.1 Events of Default. The occurrence of any of the following shall be an "Event of Default" for the purposes of this Subordinated Loan Agreement and the other Subordinated Loan Documents:

                           (a) Any Subordinated Loan Party shall fail to pay
when due or declared due any principal, interest, fee or any other amounts due under this Subordinated Loan Agreement or any other Subordinated Loan Document; or

                           (b) Any representation or warranty made by any
Subordinated Loan Party under this Subordinated Loan Agreement, any other Subordinated Loan Document, the Equity Documents, or in any certificate or statement furnished or made to the Subordinated Agent or any Subordinated Lender pursuant thereto, or in connection therewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including Financial Statements), certificate, report, or other data furnished or to be furnished or made by the Borrower under any Subordinated Loan Document proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified; or

                           (c) Any breach shall be made in the due observance or
performance of any of the affirmative covenants, negative covenants or the agreements of any Subordinated Loan Party contained in the Subordinated Loan Documents or the Equity Documents; or

                           (d) Default shall be made in respect of any
obligation for borrowed money, other than the Notes, for which any Subordinated Loan Party is liable (directly, by assumption, as guarantor, or otherwise), including any obligations secured by any Lien on any asset or property of any Subordinated Loan Party, or in respect of any agreement relating to any such obligations, and such default shall continue beyond the applicable grace period, if any; or

                           (e) Any Subordinated Loan Party shall commence a
voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action or authorizing the foregoing; or

                           (f) An involuntary case or other proceeding, shall be
commenced against any Subordinated Loan Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against either of any Subordinated Loan Party under the federal bankruptcy laws as now or hereinafter in effect; or

                           (g) A final judgment or order for the payment of
money in excess of $500,000 (or judgments or orders aggregating in excess of $500,000) that is not fully insured shall be rendered against any Subordinated Loan Party and such judgements or orders shall continue unsatisfied and unstayed for a period of thirty 30 days; or

                           (h) A Change of Management shall occur; or

                           (i) Any Guaranty shall at any time and for any reason
cease to be in full force and effect or shall be contested by the guarantor thereunder, or any guarantor under a Guaranty shall deny it has any further liability or obligation thereunder; or

                           (j) Any Security Document shall at any time and for
any reason cease to create the Lien on the property purported to be subject to such agreement in accordance with the terms of such agreement, cease to be in full force and effect, or shall be contested by any party thereto; or

                           (k) A Material Adverse Effect shall occur; or

                           (l) Any "Event of Default" shall occur under the
Senior Loan Agreement; or


                           (m) Any audited Financial Statement of the Borrower
required to be delivered hereunder shall be qualified, in the Majority Subordinated Lenders' opinion, in any material respect.

         Section 7.2 Acceleration. Upon the occurrence of any Event of Default under Sections 7.1(e) or (f) ("Bankruptcy Event of Default"), the outstanding principal amount of the Notes, all accrued but unpaid interest thereon, and all other Subordinated Loan Obligations shall immediately and automatically become due and payable. During the existence of any Event of Default, the Subordinated Agent shall at the request of the Majority Subordinated Lenders declare by written notice to the Borrower the outstanding principal amount of the Notes, all accrued but unpaid interest thereon, and all other Subordinated Loan Obligations to be immediately due and payable. In connection with any of the foregoing, except for the notice provided for above, the Borrower waives notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices.

         Section 7.3 Default Interest. During the existence of an Event of Default, the Majority Banks may declare by written notice to the Borrower that all Subordinated Loan Obligations (including the outstanding principal amount of the Advances and, to the fullest extent permitted by law, all accrued but unpaid interest thereon and all other Indebtedness) shall bear interest beginning on the date of occurrence of such Event of Default, until paid in full, at the applicable Default Rate, payable upon demand by the Subordinated Agent.

         Section 7.4 Other Subordinated Loan Documents. During the existence of an Event of Default, the Subordinated Agent shall at the request of the Majority Banks take any and all actions permitted under the other Subordinated Loan Documents, including the Security Documents.

         Section 7.5 Right of Setoff. During the existence of an Event of Default, the Subordinated Agent and each Subordinated Lender is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any indebtedness owed by the Subordinated Agent or such Subordinated Lender to the Borrower against any and all of the obligations of the Borrower under the Subordinated Loan Documents, irrespective of whether or not the Subordinated Agent or such Subordinated Lender shall have made any demand under the Subordinated Loan Documents and although such obligations may be contingent and unmatured. The Subordinated Agent and each Subordinated Lender, as the case may be, agree promptly to notify the Borrower after any such setoff and application made by the Subordinated Agent or such Subordinated Lender provided that the failure to give such notice shall not affect the validity of such setoff and application.

         Section 7.6 Cumulative Remedies. No right, power, or remedy conferred in this Subordinated Loan Agreement or the Notes, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power, or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Subordinated Agent or any Subordinated Lender in this Subordinated Loan Agreement or the Notes, or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

         Section 7.7 Application of Payments. Prior to any payment default upon any maturity date or any acceleration of the Subordinated Loan Obligations, all payments made on the Subordinated Loan Obligations hereunder shall be applied to the Subordinated Loan Obligations as directed by the Borrower, subject to the rules regarding the application of payments to certain Indebtedness provided for hereunder and in the Subordinated Loan Documents. Following any payment default upon any maturity date or any acceleration of the Subordinated Loan Obligations, all payments and collections shall be applied to the Subordinated Loan Obligations in the following order:

                  First, to the payment of the costs, expenses, reimbursements, and indemnifications of the Subordinated Agent that are due and payable under the Subordinated Loan Documents;

                  Then, ratably to the payment of the costs, expenses, reimbursements, and indemnifications of the Subordinated Lenders that are due and payable under the Subordinated Loan Documents;

                  Then, ratably to the payment of all outstanding principal due and payable under the Subordinated Loan Documents;

                  Then, ratably to the payment of any other amounts due and owing with respect to the Indebtedness; and

                  Finally, any surplus held by the Subordinated Agent and remaining after payment in full of all the Subordinated Loan Obligations and reserve for Indebtedness not yet due and payable shall be promptly paid over to the Borrower or to whomever may be lawfully entitled to receive such surplus.

                                    ARTICLE 8

                             THE SUBORDINATED AGENT

         Section 8.1 Authorization and Action. Each Subordinated Lender hereby appoints and authorizes the Subordinated Agent to take such action as agent on behalf of such Subordinated Lender and to exercise such powers under this Subordinated Loan Agreement as are delegated to the Subordinated Agent by the terms hereof and of the other Subordinated Loan Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Subordinated Loan Agreement or any other Subordinated Loan Document (including, without limitation, enforcement or collection of the Notes), the Subordinated Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Subordinated Lenders, and such instructions shall be binding upon all Subordinated Lenders and all holders of the Notes; provided, however, that the Subordinated Agent shall not be required to take any action which exposes the Subordinated Agent to personal liability or which is contrary to this Subordinated Loan Agreement, any other Subordinated Loan Document, or applicable law.

         Section 8.2 Subordinated Agent's Reliance, Etc. Neither the Subordinated Agent nor any of the Subordinated Agent's directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including the Subordinated Agent's own negligence) by it or them under or in connection with this Subordinated Loan Agreement or the other Subordinated Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Subordinated Agent: (a) may treat the payee of any Note as the holder thereof until the Subordinated Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Subordinated Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Subordinated Lender and shall not be responsible to any Subordinated Lender for any statements, warranties or representations made in or in connection with this Subordinated Loan Agreement or the other Subordinated Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Subordinated Loan Agreement or any other Subordinated Loan Document on the part of SWRI, the Borrower, or its Subsidiaries or to inspect the property (including the books and records) of such Persons; (e) shall not be responsible to any Subordinated Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Subordinated Loan Agreement or any other Subordinated Loan Document; and (f) shall incur no liability under or in respect of this Subordinated Loan Agreement or any other Subordinated Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         Section 8.3 The Subordinated Agent and Its Affiliates. With respect to its Commitment, the Loans made by it and the Note issued to it, the Subordinated Agent shall have the same rights and powers under this Subordinated Loan Agreement as any other Subordinated Lender and may exercise the same as though it were not an Subordinated Agent hereunder. The term "Subordinated Lender" or "Subordinated Lenders" shall, unless otherwise expressly indicated, include the Subordinated Agent in its individual capacity. The Subordinated Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower, or any such Subsidiary, all as if the Subordinated Agent were not an agent hereunder and without any duty to account therefor to the Subordinated Lenders.

         Section 8.4 Subordinated Lender Loan Decision. Each Subordinated Lender acknowledges that it has, independently and without reliance upon the Subordinated Agent or any other Subordinated Lender and based on the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Subordinated Loan Agreement. Each Subordinated Lender also acknowledges that it will, independently and without reliance upon the Subordinated Agent or any other Subordinated Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Subordinated Loan Agreement.

         Section 8.5 Indemnification. The Subordinated Lenders severally agree to indemnify the Subordinated Agent and each Affiliate thereof and their respective directors, officers, employees and agents (to the extent not reimbursed by the borrower), according to their respective pro rata shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Subordinated Agent in any way relating to or arising out of this Subordinated Loan Agreement or any action taken or omitted by the Subordinated Agent under this Subordinated Loan Agreement or any other Subordinated Loan Document (INCLUDING THE AGENT'S OWN NEGLIGENCE), provided that no Subordinated Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Subordinated Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Subordinated Lender agrees to reimburse the Subordinated Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Subordinated Loan Agreement or any other Subordinated Loan Document, to the extent that the Subordinated Agent is not reimbursed for such expenses by the Borrower.

         Section 8.6 Successor Subordinated Agent. The Subordinated Agent may resign at any time by giving written notice thereof to the Majority Subordinated Lenders and the Borrower and may be removed at any time with cause by the Majority Subordinated Lenders upon receipt of written notice from the Majority Subordinated Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Majority Subordinated Lenders shall have the right to appoint a successor Subordinated Agent with, if no Default exists, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Subordinated Agent shall have been so appointed by the Majority Subordinated Lenders with the consent of the Borrower, if required, and shall have accepted such appointment, within 30 days after the retiring Subordinated Agent's giving of notice of resignation or the Majority Subordinated Lenders' removal of the retiring Subordinated Agent, then the retiring Subordinated Agent may, on behalf of the Subordinated Lenders and the Borrower, appoint a successor Subordinated Agent, which shall be an Eligible Assignee. Upon the acceptance of any appointment as Subordinated Agent by a successor Subordinated Agent, such successor Subordinated Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Subordinated Agent, and the retiring Subordinated Agent shall be discharged from its duties and obligations under this Subordinated Loan Agreement and the other Subordinated Loan Documents. After any retiring Subordinated Agent's resignation or removal hereunder as Subordinated Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Subordinated Agent this Subordinated Loan Agreement and the other Subordinated Loan Documents.


                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 9.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Subordinated Loan Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever the Borrower has an obligation under the Subordinated Loan Documents, the expense of complying with that obligation shall be an expense of the Borrower unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Subordinated Agent or the Subordinated Lenders, such action shall be in the Subordinated Agent's or Subordinated Lenders', as applicable, sole discretion unless otherwise specified in this Subordinated Loan Agreement. If any provision in the Subordinated Loan Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Subordinated Loan Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Subordinated Loan Documents, and the remaining provisions shall remain in full force and effect. The Subordinated Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The representations, warranties, and covenants made in this Subordinated Loan Agreement and the Notes shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Borrower, the Subordinated Agent, or any Subordinated Lender. All indemnification obligations of the Borrower hereunder and the provisions of
Section 9.2 shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing such obligations, regardless of any purported general termination of this Subordinated Loan Agreement.

         Section 9.2       Costs, Expenses and Taxes.  The Borrower agrees to:

                  (a) pay all costs and expenses reasonably incurred by the Subordinated Agent in connection with negotiation, preparation, printing, execution and delivery of the Subordinated Loan Documents and the transactions contemplated hereby and thereby. The Borrower shall also pay any expenses of the Subordinated Agent reasonably incurred after the date hereof in connection with any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Borrower, to the extent permitted by applicable law, shall pay any and all stamp, transfer, and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Subordinated Loan Agreement and shall save and hold the Subordinated Agent and the Subordinated Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes;

                  (b) indemnify the Subordinated Agent, each Subordinated Lender, and its respective officers, directors, employees, representatives, agents, attorneys, and Affiliates (collectively, "Related Parties") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), claims, demands, and causes of action, and, in connection therewith, all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (collectively the "Indemnity Matters") which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of, or in any way related to (i) any actual or proposed use by Borrower of the proceeds of the Subordinated Loan or the Senior Loan, (ii) the operations of the business of Borrower or any Subsidiary, (iii) any bodily injury or death or property damage occurring in or upon or in the vicinity of any Collateral, (iv) any claim by any third Person against any Collateral assigned to, or paid to, the Subordinated Agent, for the benefit of the Subordinated Lenders pursuant to any Security Agreement, (v) the failure of a Borrower or any Subsidiary to comply with any Governmental Requirement, or (vi) any other aspect of this Subordinated Loan Agreement and the other Subordinated Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation, or inquiries), or claim and INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE NEGLIGENCE OF ANY INDEMNITEE (but not Indemnity Matters related to the gross negligence or wilful misconduct of any Indemnitee);

                  (c) pay and hold the Subordinated Agent and each Subordinated Lender harmless from and against any and all present and future stamp and other similar taxes with respect to this Subordinated Loan Agreement and Subordinated Loan Documents and save the Subordinated Agent and each Subordinated Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, and will indemnify the Subordinated Agent and each Subordinated Lender for the full amount of taxes paid by the Subordinated Agent and each Subordinated Lender in respect of payments made or to be made under this Subordinated Loan Agreement, any of the Notes, or any other Subordinated Loan Document and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted;

                  (d) indemnify and hold harmless from time to time the Subordinated Agent, each Subordinated Lender, and its respective Related Parties from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages, and liabilities to which any such Person may become subject (i) under any Environmental Law applicable to Borrower, any Subsidiary or any of their respective properties, (ii) as a result of the breach or non-compliance by Borrower or any Subsidiary with any Environmental Law applicable to Borrower or any Subsidiary, (iii) due to past ownership by Borrower or any Subsidiary of their respective properties or past activity on any of their respective properties, or past activity on any of their respective properties which, though lawful and fully permissible at the time, could result in present liability,
(iv) the presence, use, release, storage, treatment, or disposal of hazardous substances on or at any of the properties owned or operated by Borrower or any Subsidiary, or (v) any other environmental, health, or safety condition in connection with this Subordinated Loan Agreement or any other Subordinated Loan Document, provided, however, no indemnity shall be afforded under this Section 9.2(d) in respect of any property for any occurrence arising solely and directly from the acts or omissions of the Subordinated Lenders during the period after which such Person, its successors or assigns shall have acquired such property through foreclosure or deed in lieu of foreclosure;

                  (e) in the case of any indemnification hereunder, the Subordinated Agent or other Person indemnified hereunder shall give notice to the Borrower within a reasonable period of time of any such claim or demand being made against the Subordinated Agent, the Subordinated Lenders or other indemnified Person and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand;

                  (f) no indemnitee may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an indemnitee proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitee at that time, including the maximum potential claims against the indemnitee to be indemnified pursuant to this Section 9.2;

                  (g) this Section 9.2 shall not apply to actions, suits, proceedings, investigations, demands, losses, liabilities, claims, damages, deficiencies, interest, judgments, costs, or expenses arising solely and directly from the acts or omissions of the Subordinated Agent or any Subordinated Lender during the period after which such Person, its successors or assigns shall have acquired such property through foreclosure or deed in lieu of foreclosure; and

                  (h) the Borrower's obligations under this Section 9.2 shall survive any termination of this Subordinated Loan Agreement and the payment of the Indebtedness.

         Section 9.3       No Waiver; Modifications in Writing.

                  (a) No failure or delay on the part of the Subordinated Agent or any Subordinated Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Subordinated Agent or any Subordinated Lender at law or in equity or otherwise.

                  (b) No modification or waiver of any provision of the Subordinated Loan Agreement or the Notes, nor any consent required under the Subordinated Loan Agreement or the Notes, shall be effective unless the same shall be in writing and signed by the Subordinated Agent and Majority Subordinated Lenders and the Borrower, and then such modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no modification, waiver, or consent shall, unless in writing and signed by the Subordinated Agent, all the Subordinated Lenders, and the Borrower do any of the following: (a) increase any Commitment of any Subordinated Lender, (b) forgive or reduce any amount or rate of any principal, interest, or fees payable under the Subordinated Loan Documents, or postpone or extend any time for payment thereof, (c) release any Guaranty or all or substantially all of the collateral securing the Indebtedness (except as otherwise permitted or required herein), or (d) change the percentage of Subordinated Lenders required to take any action under the Subordinated Loan Agreement, the Notes, or the Security Documents, including any amendment of the definition of "Majority Subordinated Lenders" or this Section 9.3. No modification, waiver, or consent shall, unless in writing and signed by the Subordinated Agent affect the rights or obligations of the Subordinated Agent under the Subordinated Loan Documents. The Subordinated Agent shall not modify or waive or grant any consent under any other Subordinated Loan Document of such action would be prohibited under this Section 8.3 with respect to the Loan Agreement or the Notes.

         Section 9.4 Binding Effect; Assignment. This Agreement and the Subordinated Loan Documents shall bind and inure to the benefit of the Borrower and its successors and assigns and the Subordinated Agent and the Subordinated Lenders and their respective successors and assigns. The Borrower may not assign its rights or delegate its duties under the Subordinated Loan Agreement or any Subordinated Loan Document.

                           (a) Assignments. Any Subordinated Lender may assign
to one or more banks or other entities all or any portion of its rights and obligations with respect to the Subordinated Loan Agreement (including the Advances owing to it, the Note held by it, and its Commitment); provided, however, that (i) the parties to each such assignment shall execute and deliver to the Subordinated Agent, for its acceptance and recording in the Register, an assignment and acceptance in form and substance reasonably satisfactory to the Subordinated Agent ("Assignment and

Acceptance"), together with the Notes subject to such assignment and (ii) each assignee shall pay to the Subordinated Agent a $3,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Subordinated Lender hereunder and (B) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Subordinated Loan Agreement (and, in the case of an Assignment and Acceptance covering all of such Subordinated Lender's rights and obligations under the Subordinated Loan Agreement, such Subordinated Lender shall cease to be a party hereto).

                           (b) Term of Assignments. By executing and delivering
an Assignment and Acceptance, the assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Subordinated Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of the Subordinated Loan Agreement or any other instrument or document furnished pursuant hereto;
(ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Subordinated Loan Party or the performance or observance by any Subordinated Loan Party of any of its obligations under the Subordinated Loan Agreement or any other instrument or document furnished pursuant hereto; (iii) the assignee confirms that it has received a copy of the Subordinated Loan Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) the assignee shall, independently and without reliance upon the Subordinated Agent, the assignor or any other Subordinated Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Subordinated Loan Agreement; (v) the assignee appoints and authorizes the Subordinated Agent to take such action as agent on its behalf and to exercise such powers under the Subordinated Loan Agreement as are delegated to the Subordinated Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) the assignee agrees that it shall perform in accordance with their terms all of the obligations which by the terms of the Subordinated Loan Agreement are required to be performed by it as a Subordinated Lender.

                  9.5 The Register. The Subordinated Agent shall maintain at its address referred to in Section 9.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Subordinated Lenders and the

Commitments and Subordinated Notes of each Subordinated Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Subordinated Agent, and the Subordinated Lenders may treat each Person whose name is recorded in the Register as a Subordinated Lender hereunder for all purposes of the Subordinated Loan Agreement. The Register shall be available for inspection by the Borrower or any Subordinated Lender at any reasonable time and from time to time upon reasonable prior notice.

                  9.6 Procedures. Upon its receipt of an Assignment and Acceptance executed by the assignor thereunder and the assignee thereunder, together with the Notes subject to such assignment, the Subordinated Agent shall, if such Assignment and Acceptance has been completed in the appropriate form, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Subordinated Agent in exchange for the surrendered Note new Notes in the appropriate amounts to the order of the assignee and, if the assignor has retained any rights and obligations hereunder, new Notes in the appropriate amounts to the order of the assignor. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall be in the appropriate form.

                  9.7 Participation. Each Subordinated Lender may sell participation to one or more banks or other entities in or to all or a portion of its rights and obligations under the Subordinated Loan Agreement (including the Advances owing to it, the Notes held by it, and its Commitments); provided, however, that (i) such Subordinated Lender's obligations under the Subordinated Loan Agreement (including its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Subordinated Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Subordinated Lender shall remain the holder of any Commitments and Notes for all purposes of the Subordinated Loan Agreement, (iv) the Borrower, the Subordinated Agent, and the other Subordinated Lenders shall continue to deal solely and directly with such Subordinated Lender in connection with such Subordinated Lender's rights and obligations under the Subordinated Loan Agreement, and (v) such Subordinated Lender shall not require the participant's consent to any matter under the Subordinated Loan Agreement except for those that require approval of all of the Subordinated Lenders under Section 8.3. The Borrower hereby agrees that participants shall have the same rights under Sections 2.6, 2.7, 2.8, and 9.2 as a Subordinated Lender to the extent of their respective participation.

         Section 9.8 Communications. All notices and demands provided for hereunder shall be in writing, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, air courier guaranteeing overnight delivery or personal delivery, to the addresses specified under such Person's signature block or to such other address as such Persons may designate in writing. All other communications may be by regular mail. All such notices and communications and all notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         Section 9.9 Interest. Notwithstanding anything herein or in the other Subordinated Loan Documents or Equity Document to the contrary, it is the intention of the parties hereto to conform strictly to usury laws applicable to this transaction. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in the Notes, this Subordinated Loan Agreement, any other Subordinated Loan Document, or any Equity Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to the Subordinated Lenders that is contracted for, taken, reserved, charged or received under the Notes, this Subordinated Loan Agreement, any of the other Subordinated Loan Documents, the Equity Documents or otherwise in connection with this transaction shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and, if already paid, shall be credited by the Subordinated Lenders on the principal amount of the Notes (or, to the extent that the principal amount of the Notes shall have been or would thereby be paid in full, refunded to the Borrower); and (b) in the event that the maturity of the Notes is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to this transaction may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Subordinated Loan Agreement or otherwise in connection with the Subordinated Loans shall be canceled automatically and, if already paid, shall be credited by the Subordinated Lenders on the principal amount of the Notes (or, to the extent that the principal amount of the Notes shall have been or would thereby be paid in full, refunded by the Subordinated Lenders to the Borrower). The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Subordinated Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Subordinated Lenders for the use, forbearance or detention of sums included in the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Notes does not exceed the applicable usury ceiling, if any. As used in this Section 9.9, the term "applicable law" shall mean the laws which govern this Subordinated Loan Agreement as described in Section 9.10 (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Subordinated Loan Agreement), or law of the United States of America applicable to the Subordinated Lenders and the Subordinated Loan and the Senior Loan which would permit the Subordinated Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under any other applicable law. If the stated rate of interest under this Subordinated Loan Agreement ever exceeds the Maximum Rate, then the outstanding principal amount of the Subordinated Loan made hereunder shall bear interest at the Maximum Rate until the difference between the interest which would have been due at the stated rates of interest and the amount due at the Maximum Rate (the "Lost Interest") has been recaptured by the Subordinated Lenders. If the Subordinated Loan made hereunder is repaid in full and the Lost Interest has not been fully recaptured by the Subordinated Lenders pursuant to the preceding sentence, then the Subordinated Loans made hereunder shall be deemed to have accrued interest at the Maximum Rate since the date the Subordinated Loan was made to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to the Subordinated Lenders the amount of the Lost Interest remaining to be recaptured by the Subordinated Lenders.

         Section 9.10 Governing Law. The laws of the State of New York will govern this Subordinated Loan Agreement without regard to principles of conflicts of laws.

         SECTION 9.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE SUBORDINATED AGENT, AND THE SUBORDINATED LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY SUBORDINATED LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         SECTION 9.12 LIMITATION ON DAMAGES. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANY OTHER PARTY HERETO FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR SAVINGS, REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH A CLAIM FOR SUCH DAMAGES, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         Section 9.13 Execution in Counterparts. This Subordinated Loan Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Subordinated Loan Agreement.

                 [SIGNATURE PAGE - SUBORDINATED LOAN AGREEMENT]


                  IN WITNESS WHEREOF, the parties hereto execute this Subordinated Loan Agreement, effective as of the date first above written.



Borrower:             SIERRA WELL SERVICE, INC.,
                      A Delaware corporation


                      By:  /s/ Bill E. Coggin
                          ------------------------------------------------------
                      Name:    Bill E. Coggin
                      Title:   Vice Chairman

                      Address for notification:
                      Sierra Well Service, Inc.
                      406 North Big Spring
                      Midland, Texas  79701-4326
                               Attention:  Mr. Bill E. Coggin
                               Telecopier:  (915) 688-0191



Subordinated Agent:   JOINT ENERGY DEVELOPMENT
                      INVESTMENTS II LIMITED PARTNERSHIP, AS
                      SUBORDINATED AGENT

                      By:   Enron Capital Management II Limited
                            Partnership, its sole general partner

                            By:   Enron Capital II Corp., its sole general
                                  partner


                                  By:  /s/ John D. Curtin III
                                      ------------------------------------------
                                  Name:  John D. Curtin III
                                  Title:  Agent and Attorney-in-Fact

                 [SIGNATURE PAGE - SUBORDINATED LOAN AGREEMENT]

                      Address for notification:
                               c/o Enron Capital & Trade Resources Corp.
                               Legal Department
                               1400 Smith Street
                               Houston, Texas  77002
                                        Attention:  Gareth S. Bahlmann
                                        Telecopier:  (713) 646-3393

                               c/o Enron Capital & Trade Resources Corp.
                               Compliance Department
                               1400 Smith Street
                               Houston, Texas  77002
                                        Attention:  Donna W. Lowry
                                        Telecopier:  (713) 646-4039 or
                                                 (713) 646-4946



Subordinated Lender:  JOINT ENERGY DEVELOPMENT
                      INVESTMENTS II LIMITED PARTNERSHIP

                      By:   Enron Capital Management II Limited
                            Partnership, its sole general partner

                            By:   Enron Capital II Corp., its sole general
                                  partner


                                  By:  /s/ John D. Curtin III
                                      ------------------------------------------
                                  Name:  John D. Curtin III
                                  Title:  Agent and Attorney-in-Fact

                      Address for notification:
                            c/o Enron Capital & Trade Resources Corp.
                            Legal Department
                            1400 Smith Street
                            Houston, Texas  77002
                                  Attention:  Gareth S. Bahlmann
                                  Telecopier:  (713) 646-3393

                            c/o Enron Capital & Trade Resources Corp.

                 [SIGNATURE PAGE - SUBORDINATED LOAN AGREEMENT]


                                       Compliance
                                       Department 1400
                                       Smith Street
                                       Houston, Texas 77002
                                                Attention:  Donna W. Lowry
                                                Telecopier:  (713) 646-4039 or
                                                         (713) 646-4946